 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. ___ )

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ON ASSIGNMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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26745 Malibu Hills Road

Calabasas, California 91301

April 27, 2011

Dear Shareholder:

On behalf of your Board and management, you are cordially invited to attend the 2011 Annual Meeting of Shareholders of On Assignment, Inc. on Thursday June 2, 2011, at 10:00 a.m. Pacific Daylight Time, at our corporate headquarters located at 26745 Malibu Hills Road, Calabasas, California 91301.

The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter describe the business to be acted upon.

Your vote is important no matter how many shares you own. In order to ensure that your shares will be represented at the Annual Meeting, we have enclosed a proxy card by which you can direct the voting of your shares. Please sign and promptly return the enclosed proxy card whether or not you plan to attend the Annual Meeting.  If you attend the Annual Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy card.

We thank you for your continued interest in On Assignment, Inc. and look forward to seeing you at the Annual Meeting.

Sincerely,

Peter T. Dameris President and Chief Executive Officer

26745 Malibu Hills Road
Calabasas, California 91301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, June 2, 2011

The 2011 Annual Meeting of Shareholders of On Assignment, Inc. will be held on Thursday, June 2, 2011, at 10:00 a.m. Pacific Daylight Time, at our corporate headquarters located at 26745 Malibu Hills Road, Calabasas, California 91301, for the purpose of considering and voting upon:

1.	the election of Jonathan S. Holman and Peter T. Dameris as directors for three-year terms to expire at our 2014 Annual Meeting;

2.	an advisory vote on executive compensation;

3.	an advisory vote on the frequency of the advisory vote on executive compensation;

4.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

5.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.  The expenses of printing proxy materials, including expenses involved in forwarding materials to beneficial owners of stock will be paid by On Assignment.  Only shareholders of record at the close of business on April 14, 2011 are entitled to notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person.  Please call (818) 878-7900 to obtain directions.  However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for that purpose.  Any shareholder of record attending the Annual Meeting may vote in person even if he or she has previously returned a proxy card.  If you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

By Order of the Board,

Tarini Ramaprakash Secretary
April 27, 2011
Calabasas, California

2011 PROXY STATEMENT

On Assignment, Inc.
26745 Malibu Hills Road
Calabasas, California 91301

PROXY STATEMENT

For the Annual Meeting of Shareholders to be Held
Thursday, June 2, 2011

On Assignment, Inc. (the Company, On Assignment, we, our, us) is providing these proxy materials in connection with the solicitation by the Board of On Assignment, Inc. of proxies to be voted at On Assignment’s 2011 Annual Meeting of Shareholders to be held on Thursday, June 2, 2011 at 10:00 a.m. Pacific Daylight Time, or at any adjournment or postponement thereof.  This Proxy Statement, the proxy card and On Assignment’s Annual Report to Shareholders will be mailed to each shareholder entitled to vote at the 2011 Annual Meeting of Shareholders commencing on or about May 3, 2011.

General Information about the Annual Meeting and Voting

Who is soliciting my vote?

The Board of On Assignment is soliciting your vote at the 2011 Annual Meeting of Shareholders.

What proposals will be voted on at the Annual Meeting?

The items scheduled to be voted on at the Annual Meeting are:

1.	the election of Jonathan S. Holman and Peter T. Dameris as directors for three-year terms to expire at our 2014 Annual Meeting; and

2.	an advisory vote on executive compensation; and

3.	an advisory vote on the frequency of the advisory vote on executive compensation; and

4.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2011 fiscal year; and

5.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

If any such other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the persons named as proxies shall vote the shares represented thereby in their discretion.

What is included in the proxy materials?

Proxy materials include this Proxy Statement for the Annual Meeting and the Company’s Annual Report on Form 10-K.  This Proxy Statement and our Annual Report on Form 10-K filed with the SEC on March 16, 2011 are available free of charge on our website (http://www.onassignment.com).

Who may vote at the Annual Meeting?

The Board has set April 14, 2011, as the record date for the Annual Meeting.  If you were the owner of shares of On Assignment, Inc. common stock at the close of business on April 14, 2011, you may vote at the Annual Meeting.  You are entitled to one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name with our transfer agent as a “holder of record”; and

•	held for you in an account with a broker, bank or other nominee (shares held in “street name”).

A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 26745 Malibu Hills Road, Calabasas, California 91301, and at the time and place of the Annual Meeting.

How many shares must be present to hold the meeting?

A majority of On Assignment’s outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.  On April 14, 2011, there were 36,950,403 shares of On Assignment common stock outstanding.  Your shares will be counted as present at the Annual Meeting if you:

•	are present and vote in person at the Annual Meeting; or

•	have properly submitted a proxy card prior to the Annual Meeting

How many votes are required to approve each item?

Directors are elected by a plurality of the votes cast at the Annual Meeting.  This means that the nominee who receives the largest number of FOR votes cast will be elected as a director.

The advisory vote on executive compensation requires a FOR vote for a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal; and

The advisory vote on the frequency of the advisory vote on executive compensation may be voted for EVERY YEAR, for every TWO YEARS, for every THREE YEARS or ABSTAIN and requires a vote of majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

The ratification of the appointment of the independent accountants requires the FOR vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

How are votes counted?

You may either vote FOR or WITHHOLD AUTHORITY TO VOTE for the director nominees. If you withhold authority to vote with respect to the director nominees, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of the nominees.  If you abstain from voting on a proposal, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting, and the abstention will have the same effect as a vote against that proposal.

You may vote FOR, AGAINST or ABSTAIN on the advisory vote on executive compensation and the ratification of the appointment of our independent accountants.

You may vote for EVERY YEAR, for every TWO YEARS, for every THREE YEARS or ABSTAIN on the advisory vote on the frequency of the advisory vote.  If you ABSTAIN from voting on this proposal, the abstention will have no effect on the outcome of the vote.  If you abstain from voting on a proposal, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting, and the abstention will have the same effect as a vote against that proposal.

 If you sign and submit your proxy card without voting instructions, your shares will be voted FOR the director nominees put forth by the Board, FOR the approval of the advisory vote on executive compensation, for EVERY YEAR on the frequency of the advisory vote on executive compensation and FOR the appointment of Deloitte & Touche LLP as our independent accountants.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may return the proxy card without voting on that proposal. This is known as a broker non-vote.  Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining whether a proposal has been approved.

How does the Board recommend that I vote?

The Board recommends that you vote your shares:

1.	FOR Mr. Holman and Mr. Dameris, the director nominees named in this Proxy Statement;

2.	FOR the proposal regarding an advisory vote on executive compensation;

3.	EVERY YEAR for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation; and

4.	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent accountants.

How do I vote my shares without attending the Annual Meeting?

Shareholders of Record. If you hold shares directly in your name with the Company’s transfer agent, Computershare Investor Services, you are a shareholder of record and you may direct your vote without attending the Annual Meeting.  You may vote by signing and dating your proxy card and mailing it in the postage-paid envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

Beneficial Owner of Shares/Shares Held in Street Name.  If you hold shares in “street name,” you may direct your vote without attending the Annual Meeting and by following the voting directions provided by your broker, bank, broker-dealer or similar organization. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

How do I vote my shares in person at the Annual Meeting?

Even if you plan to attend the Annual Meeting, we encourage you to vote by signing, dating and returning the enclosed proxy card so your vote will be counted if you later decide not to attend the Annual Meeting.

If you choose to vote in person at the Annual Meeting:

•	if you are a shareholder of record, you may vote by the ballot to be provided at the Annual Meeting; or

•	if you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

Please call (818) 878-7900 to obtain directions to attend the Annual Meeting.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a proxy card for each account.  To ensure that all of your shares in each account are voted, you must sign, date and return each proxy card you receive.

If you and other residents at your mailing address own shares of On Assignment stock in “street name,” your bank, broker or other holder of record may have notified you that your household will receive only one Annual Report and Proxy Statement for each company in which you hold stock through that bank, broker or other holder of record. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your bank, broker or other holder of record will send only one copy of our Annual Report and Proxy Statement to your address.  Each shareholder in your household will continue to receive a separate voting instruction form.

If you would like to receive your own set of our Annual Report and Proxy Statement in the future, or if you share an address with another On Assignment shareholder and together both of you would like to receive only a single set of On Assignment annual disclosure documents, please contact our Investor Relations department by telephone at (818) 878-3136.  As a part of this process, you will be asked to provide your name, the name of your bank, broker or other holder of record and your account number.  The revocation of your consent to householding should be effective 30 days following receipt of your instructions.

If you did not receive an individual copy of this year’s Annual Report or Proxy Statement, we will send a copy to you upon a written or oral request. Written requests for such copies should be addressed to On Assignment, Inc., Attention: Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301.  Please contact our Investor Relations department by telephone at (818) 878-3136 with any oral requests for such copies.

May I revoke my proxy and change my vote?

You may revoke your proxy at any time before it is voted by:

•	submitting a properly signed proxy card with a later date;

•	delivering to the Secretary of On Assignment a written revocation notice bearing a later date than the proxy card; or

•	voting in person at the Annual Meeting.

Will my shares be voted if I do not provide my proxy card and do not attend the Annual Meeting?

If you do not provide a proxy card or vote your shares held in your name, your shares will not be voted.

If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions.  The ratification of Deloitte & Touche LLP as our independent accountants for 2011 is considered a routine matter.  Your broker cannot vote on the election of directors unless you provide voting instructions to your broker.  Therefore, brokers cannot vote shares held on behalf of their clients on “non-routine” matters, including Proposal One regarding the election of a director, Proposal Two regarding the advisory vote on executive compensation and Proposal Three regarding the advisory vote on the frequency of the executive compensation advisory vote.

How can I find out the results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting.  The final voting results will be published on a Form 8K which will be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Bylaws of On Assignment provide that our Board shall be comprised of not less than four or more than seven directors and the exact number may be fixed by the Board.  The Board fixed the authorized number of directors at five following the 2007 Annual Meeting.  The Board is divided into three classes, as equal in number as possible.  At each Annual Meeting, one class of directors is elected for a three-year term.

At this year’s Annual Meeting, two directors will be elected to serve until our 2014 Annual Meeting or until their successors are elected and qualified.  Mr. Jonathan S. Holman, who currently serves as an independent director and Chairman of the Compensation Committee and whose term is expiring, has been nominated to stand for re-election.  Mr. Peter T. Dameris, who currently serves as the Company’s President and Chief Executive Officer and whose term is expiring, has been nominated to stand for re-election.  Unless otherwise instructed by shareholders, the persons named as proxies will vote the proxies received by them FOR the election of Mr. Holman and Mr. Dameris.  Mr. Holman and Mr. Dameris have consented to serve if elected, but if either is unable or unwilling to serve, the persons named as proxies may exercise their discretion to vote for substitute nominees.

Approval of Proposal One

The nominees receiving the highest number of FOR votes cast will be elected as director.  Our Board unanimously recommends that our shareholders vote FOR the election of our nominees.

Set forth below are the biographies which include the skills, qualities and experiences of each of the nominees and each director.

Directors with Terms Ending in 2011
Name	Age	Principal Occupation and Directorship
Peter T. Dameris	51
Peter Dameris was appointed as our Chief Executive Officer and President as of September 28, 2004, and has served as a director since December 10, 2004.  Prior to such appointment, Mr. Dameris had been Executive Vice President and Chief Operating Officer of On Assignment since November 2003. From February 2001 through October 2002, Mr. Dameris served as Executive Vice President and Chief Operating Officer of Quanta Services, Inc., a publicly-held provider of specialized contracting services for the electric and gas utility, cable and telecommunications industries.  Mr. Dameris created a regional operating organization for 85 acquired businesses and developed materials to support marketing and a national corporate image to support outsourcing initiatives, established cash generation, credit management, balance sheet improvement initiatives.  From December 1994 through September 2000, Mr. Dameris served in a number of different positions at Metamor Worldwide, Inc., then an international, publicly-traded IT consulting/staffing company. Mr. Dameris’ positions at Metamor Worldwide included Chairman of the Board, President and Chief Executive Officer, Executive Vice President, General Counsel, Senior Vice President and Secretary.  Mr. Dameris negotiated the $1.9 billion sale of Metamor to PSINet.  Mr. Dameris was a member of the Board of Bindview Corporation, a publicly-traded network security software development company (acquired by Symantec Corporation in January 2006) from November 2002 to January 2006.  Mr. Dameris is currently a director of Seismic Micro-Technology, Inc. Mr. Dameris holds a Juris Doctorate from the University of Texas Law School and a Bachelor of Science degree in Business Administration from Southern Methodist University.  Mr. Dameris provides our board with extensive staffing industry experience, having served in various capacities at publicly-traded staffing companies and having represented staffing companies in the private practice of law.   Mr. Dameris has comprehensive experience from his roles in senior executive management, leadership and legal positions as well as his work as an attorney in the private practice of law.  Mr. Dameris has extensive experience in international and domestic staffing, financial reporting, compensation, legal matters and corporate affairs which are valuable in his position as a director and chief executive officer of the company.

Jonathan S. Holman	66
Jonathan Holman has served as a director since March 1994. Mr. Holman is the founder and since 1981 has been the President of The Holman Group, Inc., an executive search firm.  To date, Mr. Holman has recruited over 140 CEOs to public and private companies, ranging from start-ups to companies with over $1 billion in revenue and in a variety of industries.  Mr. Holman was named as one of the top 200 executive recruiters in the world in The Global 200 Executive Recruiters and named as one of the top 250 executive recruiters in The New Career Makers.  Mr. Holman regularly speaks at technology industry gatherings.  Prior to founding The Holman Group, Mr. Holman served in various human resources-related positions.  Mr. Holman holds his Master of Business Administration from Stanford University and a Bachelor of Arts degree from Princeton University, both with high academic honors.  In his role at the Holman Group, Mr. Holman has developed extensive skills and experience in compensation matters.   Mr. Holman provides our Board, including our Compensation Committee, with meaningful insight regarding hiring and salary practices of publicly-traded companies.  In addition, Mr. Holman provides our Board with human resources experience.

Continuing Directors

Set forth below is certain information regarding On Assignment’s continuing directors including their age as of the Annual Meeting, term of office as director and business experience.
Directors with Terms Ending in 2012
Name	Age	Principal Occupation and Directorship
Jeremy M. Jones	69
Jeremy Jones has served as a director since May 1995 and was appointed Chairman of the Board in February 2003.  Mr. Jones has been an investor and business development consultant since February 1998. From 1987 to 1995, Mr. Jones was Chief Executive Officer and Chairman of the Board of Homedco Group, Inc., a home healthcare services company, which became publicly traded in 1991.  Homedco merged into Apria Healthcare Group, Inc. in 1995 and from 1995 through January 1998, Mr. Jones was Chief Executive Officer and Chairman of the Board of Apria Healthcare Group, Inc., which also provided home healthcare services.  Mr. Jones served as Chairman of the Board of Byram Healthcare Centers, a provider of retail medical supplies and wholesale medical and hospital equipment, from February 1999 until its sale in March of 2008.  Mr. Jones was a director for Access Point Medical from May 2004 to December 2005.  Mr. Jones was a director of US Labs, an esoteric oncology and hematopathology laboratory from November 2003 through February 2005.  From July 2003 to January 2011, Mr. Jones served as a director for Lifecare Solutions, Inc., a provider of integrated home healthcare products and services.  Mr. Jones possesses significant business management and corporate governance experience.  Mr. Jones contributes an extensive understanding of the healthcare industry.

Edward L. Pierce	54
Edward Pierce has served as a director since December 2007.  Mr. Pierce currently is an executive in residence at Flexpoint Ford, a private equity firm.  From February 2008 to March 2011, Mr. Pierce served as the President of First Acceptance Corporation, a publicly-traded retailer, servicer and underwriter of non-standard private passenger automobile insurance.  Mr. Pierce served as Executive Vice President and Chief Financial Officer of First Acceptance Corporation from October 2006 through February 2008.  From May 2001 through February 2006, Mr. Pierce served as Executive Vice President and Chief Financial Officer and as a director of BindView Development Corporation, a publicly-traded network security software development company where he was responsible for accounting, finance, risk management, information technology, human resources and other administrative functions.  From November 1994 through January 2001, Mr. Pierce held various financial management positions, including Executive Vice President and Chief Financial Officer, of Metamor Worldwide, Inc., then an international publicly-traded IT consulting/ staffing company.  Mr. Pierce also worked as a senior audit manager at Arthur Andersen & Co. where he planned, supervised and managed financial audits of publicly-traded companies.  Prior to that time, from November 1989 to November 1994, Mr. Pierce was the corporate controller of American Oil and Gas Corporation, a NYSE traded intra-state pipeline and natural gas liquids processor.  Mr. Pierce received his Bachelor of Science degree in Accounting from Harding University.  Mr. Pierce has had extensive experience with the analysis and preparation of financial statements and risk management.  In addition, Mr. Pierce provides the board with business, corporate management and staffing industry experience.

Director with Term Ending in 2013

Name	Age	Principal Occupation and Directorship
Senator William E. Brock	80
Senator Brock has served as a director of the Company since April 1996. Senator Brock is the founder, and from 1994 to present, CEO of The Brock Offices, a consulting firm specializing in international trade and human resource development. From 1988 to 1991, Senator Brock served as Chairman of the National Endowment for Democracy, an organization he helped found in 1980. Senator Brock served in President Reagan's cabinet as Secretary of Labor from 1985 to 1987 and as United States Trade Representative from 1981 to 1985. As United States Trade Representative, Senator Brock organized the Quad Forum of trade and economic ministers from Europe, Japan and Canada and led the group to initiate the World Trade Organization.  From 1977 to 1981, Senator Brock served as National Chairman of the Republican Party. From 1970 to 1976, he was a member of the U.S. Senate and from 1962 to 1970, he was a member of the U.S. House of Representatives.  The National Academy of Human Resources has recognized Senator Brock for his outstanding contribution to human development in the United States.  Senator Brock is a member of the Board for Catalyst Health Solutions, Inc., a publicly traded company centered on the management of prescription drug benefits, and serves on its Executive and Audit Committees.  Senator Brock is a member of the Board of Strayer Education, Inc., a publicly traded education services holding company that owns Strayer University, which provided professional education to working adults, and serves on its Compensation Committee and its Nomination and Governance Committee.  Senator Brock is a member of the Board of ResCare, a publicly traded provider of home care, residential support services to the elderly and persons with disabilities as well as vocational training and job placement for people of all ages and skill levels, and serves on its Audit and Mergers and Acquisitions Committees.  Through his extensive governmental experience, he provides in-depth knowledge in the areas of business, regulatory compliance and risk management.  Senator Brock provides our board with a wealth of business operations experience including direct experience with healthcare, human resource development and public company corporate governance.

Independent Directors and Material Proceedings

Following the Annual Meeting, the Board will continue to consist of five members, a majority of which are deemed by the Board to be “independent directors” under the current listing standards of the NASDAQ Stock Market. Our independent directors are Senator Brock, Mr. Holman, Mr. Jones and Mr. Pierce.  The Board has made a subjective determination as to each independent director that no relationships exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.  In making these determinations, the Board has considered information provided by the directors and management with regard to the business and personal activities of each director as they may relate to On Assignment and members of management. There are no family relationships among our executive officers and directors.

There are no material legal proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is subject.  There are no material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company’s voting securities, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Role of Board

The Board oversees the Company’s Chief Executive Officer and other executive officers in the competent and ethical operation of the Company.  The Board ensures that the long-term interests of the shareholders are considered in the operation of the Company.

Board Leadership Structure

The Board has consistently maintained an independent Chairman of the Board.  The Board has made a determination that the Board leadership structure is appropriate and that the structure allows the Board to fulfill its duties effectively and efficiently.  The Company has determined its leadership structure is appropriate because the Chairman of the Board is independent, as defined by NASDAQ and the SEC.  An independent Chairman, like independent Board members, allows for an objective evaluation of the performance of the Company and its offices.  Nonetheless, the Board recognizes that the President and CEO has invaluable insight into the Company due to the nature of his position and recognizes the value of having the CEO on the Board.  Accordingly, the Board believes that the Company’s shareholders and interests are best served by keeping the position of President/Chief Executive Officer and Chairman of the Board as separate and independent positions.

Board Committees and Meetings

The Board held eight meetings during the year ended December 31, 2010 and acted by unanimous written consent on three occasions. The Board has a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Stock Option Committee.  The Board has determined that the Chairmen and committee members of each of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee are independent under the applicable NASDAQ and SEC rules.

The members and chairmen of the Committees are identified in the table below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Stock Option Committee
William E. Brock		X	Chair
Peter T. Dameris				Chair
Jonathan S. Holman	X	Chair	X
Jeremy M. Jones	X	X	X
Edward L. Pierce	Chair

Of the named executive officers, Mr. Brill currently serves as a director of Onvia, Inc., where he is a member of the Audit Committee.  Mr. Brill served as a member of the Compensation Committee of Onvia, Inc. in 2007.

Compensation Committee. The Compensation Committee held eight meetings during 2010 and acted by unanimous written consent on five occasions. The Compensation Committee meets in executive session without management present on a regular basis. The Compensation Committee reviews our general compensation policies, sets the compensation levels for our executive officers, including the CEO, and administers our equity plans.  The Compensation Committee approves the compensation, including incentive compensation of certain senior executive officers of On Assignment and determines the terms of key agreements concerning employment, compensation and termination of employment.  The Board has determined that each member of the Compensation Committee is independent within the meaning of the NASDAQ Stock Market rules requiring members of compensation committees to be independent.  The Compensation Committee charter provides that the Compensation Committee may delegate its authority, subject to the terms in the charter, but the Compensation Committee has never delegated such authority.

Audit Committee. The Audit Committee held five meetings during 2010. The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters.  The Audit Committee performs functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the NASDAQ Stock Market.  The primary functions of the Audit Committee are to assist the Board in its responsibility for oversight of:

-	the quality and integrity of our financial statements and our financial reporting and disclosure practices
-	our systems of internal controls regarding finance and accounting compliance
-	the independence and performance of our outside accountants appointment, compensation, evaluation, retention and oversight of On Assignment’s independent accountants
-	our ethical compliance programs
-	risk issues related to financial statements

The Audit Committee’s functions include, but are not limited to, reviewing compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002, reviewing matters of disagreement, if any, between management and our independent accountants, and regularly meeting with our independent accountants and internal audit staff to review the adequacy of our internal controls.

Rules adopted by the NASDAQ Stock Market and the Securities and Exchange Commission (SEC) impose strict independence requirements for all members of the Audit Committee.  Audit Committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or an affiliate of the Company, other than in the member’s capacity as a member of the Board and any Board committee. In addition, an Audit Committee member may not be an affiliated person, as defined in Securities Exchange Act of 1934, as amended, of the Company except in his capacity as a member of the Board and any Board committee.  The Board has determined that each member of the Audit Committee meets all applicable independence requirements and that each Audit Committee member has no material relationship with the company that would jeopardize the director’s ability to exercise independent judgment. The Board has determined that Mr. Pierce, based on his experience, skills and education as described above, is the Audit Committee financial expert, as that term is defined under the SEC rules and also meets the additional criteria for independence of audit committee members set forth in the Exchange Act.

The Company has adopted a process, which the Audit Committee oversees, for disclosing related-party transactions and identifying significant deficiencies each quarter in connection with filing our quarterly reports on Form 10-Q and our annual report on Form 10-K.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee evaluates director nominee candidates and makes recommendations to the Board with respect to the nomination of individuals for election to the Board and to serve as committee members. In addition, the Nominating and Corporate Governance Committee makes recommendations to the Board concerning the size, structure and composition of the Board and its committees.  The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the NASDAQ Stock Market rules requiring members of nominating committees to be independent. The Nominating and Corporate Governance Committee met twice in 2010. The Nominating and Corporate Governance Committee recommended the nomination of Mr. Holman and Mr. Dameris for election at this year’s Annual Meeting.

The Nominating and Corporate Governance Committee charter, and the Corporate Governance Guidelines established by the Nominating and Corporate Governance Committee, set forth certain criteria for the committee to consider in evaluating potential director nominees.  However, in considering potential director nominees, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. Qualifications considered by the Nominating and Corporate Governance Committee vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board and include:

-	personal and professional ethics and integrity;
-	sound judgment;
-	the ability to make independent analytical inquiries;
-	willingness and ability to devote adequate time and resources to diligently perform the duties of a director;
-	relevant business experience and acumen;
-	specific industry expertise;
-	familiarity with general issues affecting our business;
-	qualifications as an audit committee financial expert;
-	diversity in a variety of areas;
-	qualifications as an independent director; and
-
areas of expertise that the Board should collectively possess such as board experience, CEO experience, human resources experience, accounting and financial oversight experience and corporate governance experience.

The Nominating and Corporate Governance Committee relies primarily on recommendations for director candidates from its members, other directors, the Chief Executive Officer and third parties, including professional recruiting firms.  In 2010, no professional recruiting firms or consultants were needed and, accordingly, no fees were paid in this regard to professional recruiting firms or consultants. Existing directors being considered for re-nomination are evaluated based on their performance as directors, experience, skills, education and independence to ensure that they continue to meet the qualifications above.  In addition, On Assignment’s Corporate Governance Guidelines provide that the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise will be considered for purposes of nominating directors.  The Nominating and Corporate Governance Committee considers diversity in identifying nominees, including differences in skill, viewpoints and experience as well as gender, race and nationality.

The Nominating and Corporate Governance Committee will also consider timely written suggestions from our shareholders. Shareholders wishing to suggest a candidate for director nomination for the 2012 Annual Meeting should mail their suggestions to On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301, Attn: Secretary.  Pursuant to our Bylaws, suggestions must be received by the Secretary of On Assignment not less than thirty days or more than sixty days prior to the 2012 Annual Meeting. The manner in which director nominee candidates suggested in accordance with this policy are evaluated shall not differ from the manner in which candidates recommended by other sources are evaluated. There were no director candidates put forward by shareholders for consideration at the 2011 Annual Meeting.

The Nominating and Corporate Governance Committee evaluates the Board’s leadership structure and believes that separation of the CEO and Chairman of the board positions is in the best interest of the Company, assures an adequate level of independence of the Board and is best aligned with the interests of its shareholders.

The written charters governing the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are posted on the Investor Relations—Corporate Governance page of our website at http://www.onassignment.com.  You may also obtain a copy of any of these documents without charge by writing to: On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301, Attn: Secretary.

Stock Option Committee.  The Stock Option Committee consists of one director, Mr. Dameris. The Stock Option Committee acted by written consent on 28 occasions during 2010.  The Stock Option Committee has been delegated limited authority by our Board to grant stock options to eligible individuals who are not executive officers or directors within pre-approved limits.

Risk Oversight.   The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks.  Company representatives regularly report to the Board on risks that the Company faces.  The Board regularly reviews and determines the Company’s risk management philosophies, policies and processes.  The Board is primarily responsible for overseeing the management of the Company’s risks associated with the Board’s governance and delegation decisions, including decisions about compensation.  The Board oversees officers’ identification and management of risk management issues and regularly meets with such officers regarding risk management issues of the Company and the processes and procedures used for identifying and managing risk.  In addition, the Board also regularly reviews the reporting processes from those officers that are responsible for the day-to-day management of the Company’s risks to determine if these reporting processes or other flow of information to the Board could be improved.

The Audit Committee is primarily responsible for overseeing the management of the Company’s accounting and financial reporting matters and risks related to the Company’s accounting and financial practices.  The Audit Committee charter provides that the Audit Committee’s responsibilities include inquiring of management and the Company’s outside auditors regarding key financial statement risk areas, including the Company’s processes for identifying and assessing such risk areas and the steps the Company has taken with regard to such risk areas.  In connection with these responsibilities, the Audit Committee routinely reviews and evaluates the Company’s processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas.  The Audit Committee is also responsible for inquiring of management and the Company’s outside auditors regarding significant business risks or exposures, including the Company’s processes for identifying and assessing such risks and exposures and the steps management has taken to minimize such risks and exposures.

The Compensation Committee is responsible for overseeing risks associated with compensation practices.  Upon evaluation, the Compensation Committee has determined that the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.  In making this determination, the Compensation Committee considered that none of the compensation policies and practices at a business unit carry a significant portion of the Company’s risk profile, has a significantly different compensation structure than other units, is significantly more profitable than other units, or pays compensation expenses as a significant percentage of the unit’s revenues.

Meetings. Each current director attended 100% of the meetings of the Board and Committees of the Board on which he served during 2010.  Our independent directors regularly meet as a group in executive sessions outside of the presence of management.

Attendance of Directors at 2010 Annual Meeting of Shareholders.  On Assignment has not adopted a formal policy with respect to director attendance at the annual meetings of the shareholders and our Bylaws allow the annual meetings to be conducted by the presiding officer of such meeting. Of the current directors who were serving on our Board on June 3, 2010, Mr. Dameris, Mr. Jones and Senator Brock attended our 2010 Annual Meeting of Shareholders.

Director Compensation

The following table shows compensation information for each of On Assignment’s non-employee directors for the year ended December 31, 2010.  The compensation of our President and Chief Executive Officer, who is also a director, is disclosed in the “Summary Compensation Table”; he receives no additional compensation for his service as a director.

Fiscal Year 2010 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)	Total ($)
Jeremy M. Jones	66,250	60,005	―	―	―		―	126,255
Jonathan S. Holman	55,000	60,005	―	―	―		―	115,005
William E. Brock	51,500	60,005	―	―	3,636	(3)	―	115,141
Edward L. Pierce	57,000	60,005	―	―	―		―	117,005
—————————————
(1)	This amount includes the quarterly retainer fees and fees for meeting attendance which each non-employee director earned for his service during 2010.

(2)
The amounts set forth in the Stock Awards column represent the value of the award to each non-employee director of 11,071 restricted stock units (“RSUs”) as computed in accordance with FASB ASC Topic 718.  The amounts were calculated based on the grant date fair value per share of $5.42, which was the closing sale price of Common Stock on the date of grant, August 6, 2010.

(3)	Represents fiscal year 2010 gain on cumulative deferred compensation plan contributions.

The Compensation Committee reviews and approves the form and amount of director compensation.  The current practice of the Compensation Committee is to base a substantial portion of a director’s annual retainer on equity compensation.  Each non-officer director receives an annual grant of certain stock-based awards associated with shares of our common stock.  The Compensation Committee approved that, effective in 2010, annual equity grant value to Directors was increased to $60,000 value of RSUs, subject to Board approval of the grant.  On August 6, 2010 Senator Brock, Mr. Holman, Mr. Pierce and Mr. Jones were granted 11,071 RSUs, of which 50% vested immediately upon issuance and the remaining 50% will vest on August 6, 2011, subject to the director’s continued service as of that date.  The grant-date fair value of these awards was $5.42 per share.

Each non-officer director receives $2,000 for each regularly scheduled quarterly Board meeting attended, $750 for each special telephonic Board meeting attended, $1,000 for each committee meeting, if held separately and attended in person, or $750 if attended by telephone. In addition, we reimburse all non-officer directors for their reasonable expenses incurred in attending Board or committee meetings.

On March 17, 2010, the Compensation Committee determined that the non-employee directors will receive the following cash retainer amounts, paid quarterly in arrears and effective, starting July 1, 2010 for the Q2 2010 Board Retainer as follows:

Outside Director	Non-Employee Director Fee	Additional Retainer
Chairman of the Board	$30,000/yr	Additional Cash Retainer for Chairman of Board: $20,000
Audit Committee Chair	$30,000/yr	Additional Cash Retainer for Audit Committee Chair: $15,000
Compensation Committee Chair	$30,000/yr	Additional Cash Retainer for Compensation Committee Chair: $10,000
Nominating and Corporate Governance Committee Chair	$30,000/yr	Additional Cash Retainer for Nom. & Corp. Governance Chair: $10,000

The annual cash retainer of $30,000 for non-employee directors and the $20,000 additional cash retainer for Chairman of the Board remained unchanged.  The above “Additional Retainer” amounts represent the following increases starting on July 1, 2010: additional cash retainer for Chairman of the Audit Committee was increased by $5,000, the additional cash retainer for the Chairman of the Compensation Committee was increased by $5,000, the additional cash retainer for the Chairman of the Nominating and Corporate Governance Committee was increased by $10,000.

Communicating with the Board

We invite shareholders and other interested parties to communicate any concerns they may have about On Assignment directly and confidentially with either the Chairman of the Board or the non-management directors as a group by writing to the attention of either the Chairman of the Board or the non-management Directors at On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301.  Any such communication will be forwarded, unopened, to Mr. Jeremy Jones, Chairman of the Board.

Ethics

On Assignment has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of On Assignment. It complies with the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. More importantly, it reflects On Assignment’s policy for dealing with all persons, including its customers, employees, investors, regulators and vendors, with honesty and integrity.  A copy of On Assignment’s Code of Business Conduct and Ethics can be found on the Investor Relations—Corporate Governance page of our website at http://www.onassignment.com.  You may also obtain a copy of any of this document without charge by writing to: On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301, Attn: Secretary.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2010 the Compensation Committee of the Board was composed of Senator Brock, Mr. Jones and Mr. Holman. There are no Compensation Committee interlocks and no member of the Compensation Committee was or has been an officer or employee of On Assignment or its subsidiaries and no member of the Compensation Committee had any relationships requiring disclosure of certain relationships and related-party transactions.   None of the Company’s executives served as a member of the Compensation Committee.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2011, the beneficial ownership of On Assignment’s common stock for the following persons:

•	all shareholders known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers, as identified; and

•	all of our directors and named executive officers as a group.

Certain information in the table concerning shareholders other than our directors and officers is based on information contained in filings made by such beneficial owner with the Securities and Exchange Commission.  Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, among other determining factors, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date that information is provided. In addition, we note that Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC.  In determining the percentage ownership of any person, the amount of shares outstanding is deemed to include any shares beneficially owned by such person (and only such person) by reason of the acquisition rights described above, but excludes any securities held by or for the account of the Company or its subsidiaries.  As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power.  As of March 31, 2011, there were 36,872,508 shares of On Assignment common stock outstanding.

The address of each person listed is in care of On Assignment, 26745 Malibu Hills Road, Calabasas, California 91301, unless otherwise set forth below such person’s name.  In addition, unless otherwise indicated, each person listed has sole voting power and sole investment power.

	Shares Beneficially Owned
			Right to
			Acquire within 60	Percent of
	Shares of		days of	Outstanding
Name	Common Stock(1)		March 31, 2011(2)	Shares
Wells Fargo & Co (3)
420 Montgomery Street
San Francisco, CA 94104	5,043,623		―	13.68
T. Rowe Price Associates, Inc. (4)
100 E. Pratt Street
Baltimore, ND 21202	3,286,950		―	8.91
TimesSquare Capital Management, LLC (5)
1177 Avenue of the Americas – 39th Floor
New York, NY 10036	3,119,166		―	8.46
BlackRock, Inc. (6)
40 East 52nd Street
New York, NY 10022	3,073,990		―	8.34
William Blair & Company, LLC (7)
222 W Adams
Chicago, IL 60606	3,998,649		―	10.84
Dimensional Fund Advisors LP (8)
6300 Bee Cave Road
Austin, TX 78746	1,866,579		―	5.06
William E. Brock**	33,807	(9)	18,000	*
Jonathan S. Holman**	30,827	(10)	18,000	*
Jeremy M. Jones**	98,253	(11)	18,000	*
Edward L. Pierce**	28,866	(12)	18,000	*
Peter T. Dameris**	384,345	(13)	749,299	3.1
James L. Brill**	148,444	(14)	100,024	*
Emmett B. McGrath**	83,506	(15)	120,500	*
Michael J. McGowan**	241,947	(16)	120,000	1.0
Mark S. Brouse**	142,329	(17)	30,000	*
All directors and executive officers as a group (9 persons)	1,192,324		1,191,823	6.5
—————————————
*	Represents less than 1% of the shares outstanding.

**	Directors’ and officers’ shares as of March 31, 2011.

(1)
Includes shares for which the named person has sole voting and investment power and/or has shared voting and investment power with a spouse or minor child.  Excludes shares that may be acquired through exercise of stock options, warrants and vesting of restricted stock units.

(2)
Includes shares that can be acquired upon the exercise of stock options which vested prior to or on March 31, 2011, but remain unexercised, as well as stock options which vest within 60 days after March 31, 2011 and restricted stock units that vest within 60 days after March 31, 2011.

(3)
Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on January 20, 2011.   The reporting person has sole voting power for 3,552,285 and sole dispositive power for 5,039,623 shares.

(4)
Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2011.   The reporting person has sole voting power for 1,124,600 and sole dispositive power for 3,286,950 shares.

(5)
Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2011.  The reporting person has sole voting power for 2,829,266 shares and sole dispositive power for 3,119,166 shares.

(6)
Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2011.  The reporting person has sole voting power for 3,073,990 shares and sole dispositive power for 3,073,990.

(7)
Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on January 7, 2011.  The reporting person has sole voting power for 3,998,649 shares and sole dispositive power for 3,998,649 shares.

(8)
Pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2011.  The reporting person has sole voting power for 1,790,561 shares and sole dispositive power for 1,866,579 shares.

(9)
The total number of shares beneficially owned does not include 5,535 unvested restricted stock units which were reported in a Form 4 at or around the time of the grant.  Senator Brock has sole voting and investment power over all shares.

(10)
Mr. Holman has sole voting and investment power for all shares.  The total number of shares beneficially owned does not include 5,535 unvested restricted stock units which were reported in a Form 4 at or around the time of grant.

(11)
Includes 51,750 shares held by the Jones Family Trust for which Mr. Jones has sole voting and investment power.  The total number of shares beneficially owned does not include 5,535 unvested restricted stock units which were reported in a Form 4 at or around the time of grant.

(12)
The total number of shares beneficially owned does not include 5,535 unvested restricted stock units which were reported in a Form 4 at or around the time of the grant.  Mr. Pierce has sole voting and investment power for all shares.

(13)
Includes 264,402 shares held in a trust for which Mr. Dameris has sole voting and investment power.  Mr. Dameris also has sole voting and investment power for the remaining shares.  The total number of shares beneficially owned does not include 301,867 unvested restricted stock units which were reported in Form 4s filed at or around the time of the grants.  The total number of shares beneficially owned includes 233,424 restricted stock units that would vest and to which Mr. Dameris would be entitled to if he had been terminated by the Company without cause on March 31, 2011.

(14)
Mr. Brill and his wife share voting and investment power for all shares.   The total number of shares beneficially owned does not include 70,325 unvested restricted stock units which were reported in Form 4s filed at or around the time of the grants.

(15)
All shares are held by the McGrath Living Trust for which Mr. McGrath has sole voting and investment power.  The total number of shares beneficially owned does not include 39,957unvested restricted stock units which were reported in Form 4s filed at or around the time of the grants.

(16)
Includes 5,000 shares held by Mr. McGowan in a trust for which Mr. McGowan has sole voting and investment power.  The total number of shares beneficially owned does not include 63,623 unvested restricted stock units which were reported in Form 4s filed at or around the time of the grants.

(17)
Includes 4,250 shares that are held in a family trust for which Mr. Brouse and his wife share voting and investment power and 4,250 shares that are held in a family foundation for which Mr. Brouse and his wife share voting and investment power.  Mr. Brouse has sole voting and investment power over the remaining shares.  The total number of shares beneficially owned does not include 31,086 unvested restricted stock units which were reported in Form 4s filed at or around the time of the grants.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

This section explains On Assignment’s compensation philosophy and compensation program as it relates to the following named executive officers (hereinafter referred to as executive officers or executives) whose compensation is disclosed pursuant SEC rules:

Peter T. Dameris                                 President and Chief Executive Officer

James L. Brill                                      Senior Vice President and Chief Financial Officer

Michael McGowan                               President, Oxford Global Resources

Emmett McGrath                                 President, Allied Healthcare and Life Sciences

Mark Brouse                                        President, VISTA Staffing Solutions

The Company seeks to attract, motivate and retain key talent needed to enable On Assignment to operate successfully in a competitive environment.  The Company’s fundamental policy is to offer On Assignment’s named executive officers competitive and fair compensation opportunities based upon their relevant experience, their individual performance and the overall financial performance of On Assignment in a way that is aligned with the long-term interests of the Company’s shareholders.

The Compensation Committee oversees the executive compensation program and determines compensation for the Company’s executive officers.  The Compensation Committee recognizes that, from time to time, it is appropriate to enter into compensatory agreements with key executives, and has done so with each of its executive officers.  Through these agreements, On Assignment seeks to further motivate such individuals or retain their services as well as to secure confidentiality and nonsolicitation obligations from such executives, applicable both during and after their employment.  These agreements with executive officers include executive employment agreements and severance arrangements.

In exercising discretion to determine compensation, the Compensation Committee carefully considers the experience, responsibilities and performance of each executive officer and the Company’s overall financial performance.   At the Compensation Committee’s request, Mr. Dameris reviews with the Compensation Committee the performance of the other executive officers.  The Compensation Committee periodically reviews the effectiveness and competitiveness of On Assignment’s executive compensation structure with the assistance of compensation consultants and by conducting informal salary surveys.  The Compensation Committee works closely with the Chief Executive Officer in setting compensation for the executive officers, giving considerable weight to Mr. Dameris’ evaluation of the other executive officers because of his direct knowledge of their performance.  The Company believes that the compensation program for the executive officers is instrumental in the Company’s performance.

In determining appropriate compensation for our executives, On Assignment considers numerous factors including, but not limited to: rewarding results which are beneficial for the shareholders, competitive compensation, balancing cash and equity payments, recognizing external effects on our business (i.e. the economy), retention of executives and key employees, skills of the executive officers, the Company’s business and growth strategy and the overall reasonableness of compensation.  The Compensation Committee strives to achieve a balance between cash and equity compensation as well as long-term and short-term incentive compensation which align with our shareholders’ interests.  The Compensation Committee balances various goals, longer-term performance objectives and vesting conditions.  The Company limits the size of compensation based on non-performance issues such as sign-on bonuses.

A fundamental objective of the Compensation Committee is to make a substantial portion of each executive officer’s compensation contingent upon On Assignment’s performance as well as upon his own individual level of performance such that each executive officer is compensated for results.  The Compensation Committee may further this objective through an annual performance-based incentive compensation program using multi-year, long-term incentive awards subject to achievement of specified goals tied to business criteria, including periodic equity grants with performance-based vesting components.  The Compensation Committee strives to align the remuneration potential for the executive officers with shareholder interests through the use of equity awards. The mechanics and attainment criteria for annual incentive awards and long-term incentive awards are discussed in greater detail below.

Generally, as an executive officer’s level of responsibility increases, the Compensation Committee links a greater portion of the executive’s total compensation to the performance of the Company or division over which the executive has responsibility (if appropriate), quantified by measurements such as revenue, profitability, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA (which, for the purposes of incentive compensation targets, is EBITDA but excluding gains losses or expenses associated with unusual items.  The Committee has determined that unusual items include restructurings, force majeure, litigation, judgments and settlements, changes in tax laws or accounting principles, severance, equity based compensation expense, one-time gains or losses from disposal or sale of assets and impairment of goodwill or other intangible assets), gross profit, branch contribution, rather than solely upon the executive’s salary.  The Compensation Committee believes this structure is appropriate because as the executive’s level of responsibility increases, the impact of his efforts and business judgment upon the performance of the Company and the Company’s stock price also increases.  To that end, our executive officers receive annual cash incentive compensation opportunities with attainment targets set each year by the Compensation Committee, based on percentages of their annual salary depending upon the scope of the executive’s responsibilities.  Additionally, our executive officers receive RSU equity grants, the size of which increase as the executive’s level of responsibility and impact on overall Company performance increases.  The value of the equity grants are tied to the value of On Assignment’s common stock, with vesting schedules that are based on the passage of time and upon the attainment of performance-based goals established by the Compensation Committee.

The Compensation Committee believes the use of both annual and long-term incentive awards encourages the executive officers to balance and manage short-term returns against long-term Company goals and investments in future opportunities.  Annual incentive awards are generally cash awards intended to reward the executive for achieving growth on one or more designated business unit level or consolidated performance metrics.  Multi-year, long-term incentive awards are typically equity awards, with vesting triggered by the passage of time and/or by the attainment of designated levels of Company financial performance.  The Compensation Committee may specify the amount of the incentive award as a percentage of the executive’s annual salary or as another amount that need not bear a strictly mathematical relationship to the performance goals. The Compensation Committee may, in its discretion, reduce the amount of certain awards otherwise payable in connection with an incentive program if the Compensation Committee determines that the assumptions applied when setting the goals ultimately proved invalid, unanticipated factors not tied to executive performance resulted in the executive’s attainment of the targets, or the Compensation Committee determines that other considerations dictate that the award should be reduced.  Awards to individuals who are covered under Code Section 162(m) (discussed below) or who the Compensation Committee believes may be covered in the future, may be structured by the Compensation Committee, in its discretion, to constitute “qualified performance-based compensation” under Code Section 162(m) in order to preserve the deductibility of the awards.

The key factors considered in establishing the components of each executive officer’s compensation package for 2010 are summarized below.

Compensation Program Elements

The key elements of executive compensation are:

■	base salary

■	performance-based cash incentive compensation

■	long-term equity-based incentive awards, which include time vesting and performance-based vesting grants

■	fringe benefits and participation in Company-sponsored employee benefit plans

The discussion that follows summarizes key features and the purpose of the elements of the 2010 executive compensation program for the Company.

Base Salary

One component of our compensation package is an annual salary commensurate with each executive officer’s experience, scope of responsibility, skill in executing those responsibilities and overall value to the organization.  The Company considers the following factors in determining base salary for each executive officer:

-	individual performance as measured by the success of the executive officer’s business division or area of responsibility

-
competitiveness with salary levels of similarly sized companies evaluated through informal salary surveys, internal compensation parity standards and On Assignment’s ability to pay an appropriate and competitive salary

-	the range of the Company’s other executive officer salaries and annual salary increases awarded to the Company’s other employees and executive officers

-	the performance of the Company and the overall economic climate

-	whether the base salary equitably compensates the executive for the competent execution of his duties and responsibilities

-	the executive officer’s past performance with the Company

-	the executive officer’s experience, and

-	the anticipated impact of executive officer’s business division or area of responsibility

The amount and timing of any increase in base compensation depends upon, among other things, overall economic conditions, the performance of the Company and the executive officer’s business unit (if applicable), the individual’s performance, internal compensation parity and the time interval and any responsibilities assumed since the last salary increase. While the Compensation Committee allocates a competitive base salary for each executive, base salary is only a portion of the overall compensation program.  Executive officers’ performance, including over-achievement, is rewarded through incentive programs, rather than base salary.

In 2010, in determining whether or not to apply a salary increase and the amount of the salary increase for each executive officer, the Committee considered the overall value of each executive officer’s compensation and equity, his annual incentive compensation opportunity, the performance of the Company and the division over which the executive has responsibility (if applicable), the percentage of increase applied to the other executive officers’ salaries, the performance of the staffing industry during 2010 and the overall economic climate.  Based on the factors of the previous sentence, the salary increases for the executive officers ranged from 0% - 10%.

Annual Cash Incentive Compensation

Executive officers are eligible for annual incentive compensation payable in cash and tied to achievement of performance goals, which typically include components related to revenues and profitability, either at the divisional or corporate levels, or a combination, depending upon the executive’s area of responsibility.  By focusing on revenues and profitability measures, the Compensation Committee attempts to relate annual cash incentive compensation to performance measures that demonstrate appropriate growth and contribute to overall shareholder value.  Within the first 90 days of each fiscal year, the Compensation Committee establishes performance targets and corresponding incentive compensation, which is typically calculated as a percentage of the individual’s base salary, with higher level executives eligible for higher percentages.  Currently these percentages range from 75% of annual salary to 120% of annual salary, assigned according to the rank and the scope of responsibilities of the executive.  For most of our officers, half or more of each annual compensation package is attached to attainment of the respective incentive compensation program targets.  The Compensation Committee feels this arrangement appropriately links the executives’ remuneration to the performance of the Company and the benefits derived by the shareholders.  Actual percentages and a detailed description of performance targets applicable to the 2010 annual incentive compensation program are set forth in the section titled “Summary of Executive Compensation” section presented elsewhere in this Proxy Statement.  The targets are based on full year performance measures and are, therefore, determined at a time when attainment is substantially uncertain.  In recent years, including 2010, this incentive bonus has consisted of two components: a “target bonus” for the achievement of set objectives the Compensation Committee established at the beginning of the year and an additional bonus, paid incrementally, up to a pre-set level if an executive surpasses the set objectives.  Structuring the annual incentive compensation in this manner upholds On Assignment’s philosophy of paying for performance.  The target bonus is designed to be achievable based upon highly competent management performance on the executive’s part, assuming certain economic conditions and other circumstances at the time the goal was established.  The maximum additional target bonus is designed to be difficult to achieve under those circumstances and to reward truly exceptional performance.

As previously noted, the Compensation Committee may exercise negative discretion to reduce the amount of an award otherwise to be made in connection with certain incentive plans.  Subject to limitations imposed on certain awards under Code Section 162(m) (discussed below), the Compensation Committee may also award additional discretionary incentive compensation, based on such factors as substantial over-achievement of performance targets for which the annual incentive compensation program otherwise provides no award, upon a change in the executive officer’s employment status or in recognition of an executive’s success in implementing change or otherwise attaining results that delivered value to the Company, but were not captured in the annual incentive program performance targets.  The Compensation Committee reserves all of the foregoing discretion to avoid results that fail to serve the goal of paying for performance, based on a strict application of the program.

In 2010, the Committee established the cash incentive compensation percentage based on provisions in each executive officer’s employment agreement, historical cash incentive compensation amounts and the same general factors that the Committee considered for annual base salary.  The targets are set by the Committee after consultation with the Chief Executive Officer and represent a percentage attainment of the amount forecasted by the Company or a division for the fiscal year as set forth in the 2010 Board-approved budget.  In addition, the Committee considers specific factors relevant to the success of the Company and the success of each division for that year.  In 2010, the Compensation Committee determined that growth and success in the areas of revenue, Adjusted EBITDA, gross profit and branch contribution would indicate growth and success for the Company.  The Committee believes that the Company’s success in these areas is in the best interest of our shareholders.

Annual Equity Incentive Compensation

The Compensation Committee periodically approves grants of stock options, restricted stock and restricted stock units to On Assignment’s executive officers.  These grants are designed to balance the comparatively short-term goals of the annual incentive compensation targets with long-term stock price performance, to align the interests of each executive officer with those of the shareholders and to provide each individual with a significant incentive to manage their responsibilities from the perspective of an owner with an equity stake in the business.  Each option grant allows the executive officer to acquire shares of common stock over a specified period of time of up to ten years.  Because our stock options are granted at fair market value, these grants provide a return to the executive officer only if the market price of the shares appreciates over the option term.  Because RSU grants are generally made in exchange for nominal consideration only, these grants confer the full share value on their recipients and therefore continue to encourage the recipient to maximize the value of the Company’s common stock, even where short-term stock price drops may render awards based solely on stock appreciation (such as options and stock appreciation rights) worthless.

The Company continues to rely primarily on long-term equity awards in the form of RSUs to ensure a strong connection between the executive compensation program and the long-term interests of the Company’s shareholders.  The Company believes that RSUs are effective compensation element for attracting executives and promoting their long-term commitment to the Company.  An RSU award vests only if the executive officer provides services to the Company until the vesting date.  On Assignment believes that granting equity awards with long vesting periods create a retention incentive and encourages the executive officers to focus on the Company’s long-term business objectives and long-term stock price performance.

Restricted stock unit grants may condition the vesting of some percentage of the award upon achievement of defined performance criteria within a specific timeframe.  The Committee believes that conditioning some of the vesting of RSU awards (which confer full share value) on the attainment of performance objectives is appropriate.  This type of award creates an incentive for the executive to attain the designated performance criteria, for vesting purposes, as well as to execute business plans that increase the overall fair market value of our common stock and align the executives’ interests with the Company’s shareholders.  The Compensation Committee prefers RSUs because, unlike stock options, RSUs are not at risk of becoming “underwater” during the three year vesting period and thereby failing in their fundamental purpose of providing an incentive to the executives to remain employed with the Company and focus efforts on achieving the performance targets necessary for vesting.

The size of the RSU grant is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the executive’s current position and ability to impact the stock price.  The size of the award or grant is also generally linked to the executive officer’s annual salary and incentive compensation opportunity.  Equity awards or grants also take into account the scope and business impact of the executive’s position, the individual’s potential to assume future duties and responsibility on behalf of On Assignment over the vesting schedule and/or option term, the executive’s individual performance in recent periods and the executive’s current holdings of On Assignment stock and options received through previous equity grants as well as the per individual, per period award limits, quality of service to the Company, experience of the officer, the then-current fair market value of the Company’s common stock, the overall equity awarded to each executive officer. The Committee feels that taking all of these factors into consideration enhances our ability to provide meaningful and appropriate incentives.

Long-term equity incentive compensation, structured in a way that aligns compensation of the executive officers with interests of our shareholders, was a portion of the executive officers’ total 2010 compensation.  For Mr. Dameris, the Company’s President and Chief Executive Officer, the Compensation Committee complied with the terms of his employment agreement for the equity awards, which have multi-year vesting schedules.  The Committee believes that a multi-year vesting schedule encourages Mr. Dameris’ continuation in service with the Company through those vesting dates.  The Compensation Committee believes Mr. Dameris’ RSU grant provides Mr. Dameris with incentive to focus on increasing the long-term value of the Company as measured by the Company’s Adjusted EBITDA.  The use of Adjusted EBITDA targets encourages Mr. Dameris to focus on producing financial results that align with the interests of the shareholders.  One of Mr. Dameris’ equity awards is based on the attainment of the Company’s stock price over a period of time, which encourages Mr. Dameris to strive for superior stock performance of the Company and benefits the interests of our shareholders.

The Compensation Committee similarly strives to align the remuneration potential for the other executive officers with shareholder interests through the use of RSU equity awards during 2010.   Equity awards for Mr. Brill, Mr. McGowan, Mr. McGrath and Mr. Brouse include a multi-year time-vesting portion and a portion which vests based on performance targets set by the Company.  Consistent with its overall compensation philosophy, the Compensation Committee believes that the time-vesting portion of the RSU grant rewards the executive officers for exercising business judgment that maximizes the trading price of the Company’s common stock over a multi-year period.  The Committee believes the performance-vesting portion of the RSU grant encourages the executives to strive for superior adjusted EBITDA results which is a true measurement of the Company’s success for the shareholders.

As disclosed in the 2010 Proxy addressing 2009 compensation, Mr. Dameris, Mr. Brill, Mr. McGowan, Mr. McGrath and Mr. Brouse waived their participation in the 2009 annual cash incentive compensation program and did not receive any cash incentive compensation, even for amounts earned, for 2009 performance.  The Committee believes that the decision of the executive officers benefitted the Company during a challenging economic environment.  Furthermore, the Committee recognized that the executive officers actually earned amounts under the 2009 cash incentive compensation program.  In recognition of that decision and to encourage decisions by the executive officers which benefit the shareholders of the Company, the Committee elected to award RSUs based on the amount of the 2009 cash incentive compensation actually earned and forfeited.  These awards are further described under the heading “Additional RSU Awards” below.

Company-Sponsored Health and Welfare Benefits

Our executives and their legal dependents are eligible to participate in Company sponsored health and welfare plans.  These benefits are designed to be competitive with overall market practices and to attract and retain employees with the skills and experience needed to promote On Assignment’s goals.  The Compensation Committee believes that providing this coverage opportunity and enabling payment of the employee portion of such coverage costs through payroll deductions encourages our executives and their legal dependents to avail themselves of appropriate medical, dental and other health care services, as necessary, to help ensure our executives’ continued ability to contribute their efforts towards achieving On Assignment’s growth, profitability and other goals.

Severance and Change-in-Control Benefits

The executive employment agreements also provide for severance arrangements with each executive officer in the event of an involuntary termination without “cause” or, in some cases, a “constructive termination” or a termination by the executive for “good reason” as those terms are defined in the executive employment agreements.  Additionally, pursuant to our Executive Change of Control Agreements with Mr. Brill and Mr. Dameris and the On Assignment Change in Control Severance Plan in which our other executive officers participate, On Assignment provides for payments of the executive officer’s then-current annual salary and incentive compensation and continuation of health and welfare plan participation or lump-sum payment of the cost of such continued coverage for a pre-defined period of time, without cost to the executive, in the event the executive is terminated under certain defined circumstances following a change in control.   We feel that these severance triggers and levels are appropriate to ensure our executive officers’ financial security, commensurate with their positions, in order to ensure that they remain focused on their duties and responsibilities and promote the best interests of On Assignment in all circumstances.

Pursuant to the Executive Change of Control Agreements with Mr. Brill and Mr. Dameris, immediately prior to a change of control (as defined in the agreements), all stock options and other unvested equity awards then held by the executive will become fully vested and exercisable subject, in Mr. Dameris’ case, to exceptions with respect to certain equity awards called for under his employment agreement.  Under the Executive Change of Control Agreements as well as the On Assignment Change in Control Severance Plan, in the event it is determined that any payment arising under such agreement or plan would be subject to the excise tax imposed by Code Section 4999, then the executive shall be entitled to receive an additional payment in an amount equal to the excise tax imposed upon the payments.  The Compensation Committee believes that the change in control arrangements serve to minimize any distraction to the executive officer resulting from a potential change in the control of the Company and decrease the risk that these individuals would leave On Assignment when a transaction was imminent, thereby reducing the value of On Assignment to a prospective buyer, or to the shareholders in the event the transaction failed to close.  Structuring the change in control severance benefits as primarily “double-trigger” (becoming payable only upon the occurrence of the executive’s involuntary or constructive termination following the change in control) appropriately serves these goals yet avoids bestowing a windfall on the executive officer in the event he is not involuntarily terminated following such an event.  The Compensation Committee believes use of the “single-trigger” accelerated vesting of stock options and other unvested equity awards held by Mr. Brill and Mr. Dameris (which occurs immediately prior to a change in control regardless of whether the executive is involuntarily terminated upon or following the transaction), properly acknowledges the direct link between the executive’s leadership of the Company and the value of the equity and recognizes that the link is greatly attenuated after a change in control, regardless of the executive’s actual employment status.  The single-trigger arrangement permits Mr. Brill and Mr. Dameris to receive the benefit of an increase in the fair market value of the equity resulting from their efforts to consummate a transaction approved by our shareholders.  The executive employment, severance and change of control arrangements are described under the heading “Employment Contracts and Change in Control Arrangements” below.

Perquisites

On Assignment also makes reasonable perquisites available to certain of its executive officers, consisting of a monthly automobile allowance, payment or reimbursement of actual expenses incurred by the executive officer in connection with an annual physical examination (subject to specific limits) and payment or reimbursement of actual expenses incurred for tax preparation and financial planning services, (again, not to exceed specific limits).  The Compensation Committee acknowledges the considerable time and focus demanded of our executive officers by their work duties as well as their role as “ambassadors” of On Assignment and authorizes these benefits in order to limit the impact of attending to these personal responsibilities.  Additionally, the Compensation Committee believes the executives perceive these perquisites to be valuable and therefore helpful in attracting and retaining qualified leaders.

Deferred Compensation Plans

On Assignment offers tax-qualified 401(k) plans to its U.S. employees.  Some of our executives and other employees are not eligible to participate, or to fully participate up to the maximum contribution levels permitted by the Code, in the applicable On Assignment 401(k) plan as a result of their status as “highly compensated” employees under the Code.  Therefore, On Assignment offers the On Assignment Deferred Compensation Plan, a separate non-qualified savings plan, for eligible employees which currently permits employees and directors determined to be eligible by the Compensation Committee to annually elect to defer up to 100% of their base salary, incentive compensation, and/or director fees on a pre-tax basis and earn tax-deferred income on these amounts.  The Company believes that these tax advantaged savings plans are valuable in recruiting talented executives.  The Deferred Compensation Plans permit matching Company contributions and other benefits similar to, though not as favorable for tax purposes, as the 401(k) plans.  The Compensation Committee maintains these programs in an effort to provide the executive officers with retirement benefits that are comparable to and competitive with the benefits available to similarly situated executives in the market.  The On Assignment Deferred Compensation Plans are described in more detail under the heading “Deferred Compensation” elsewhere in this Proxy Statement.

Employee Stock Purchase Plan

At the 2010 Annual Meeting, the stockholders of On Assignment adopted the Employee Stock Purchase Plan which was approved by the Board after the previous Employee Stock Purchase Plan terminated on February 27, 2009 due to the depletion of shares available for issuance.  We believe that implementing an employee stock purchase plan helps incentivize our executive officers and provides the incentives of ownership generally to our employees.

Tax Provisions and Accounting Consequences

The Compensation Committee considers the anticipated tax consequences to us and our executive officers when reviewing our compensation programs, as the deductibility of some types of compensation payments or the amount of tax imposed on the payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment.  The Compensation Committee considers the requirements of Code Sections 409A and 162(m) when structuring the executive compensation packages.  Code Section 162(m) limits the tax deductibility to the Company of annual compensation in excess of $1,000,000 that is paid to our Chief Executive Officer, and our three other most highly compensated executive officers (other than the Chief Financial Officer).  However, certain performance-based compensation is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals that are based on shareholder-approved performance criteria and the committee that establishes and certifies such goals consists only of “outside directors.”  All members of our Compensation Committee, which establishes such goals, qualify as outside directors. Code Section 409A imposes an excise tax on employees with respect to compensation paid in contravention of certain requirements upon the timing of the payment(s) of amounts that are deemed to constitute “nonqualified deferred compensation” under the Code.  Changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee’s control, also can affect the deductibility of compensation.

The Compensation Committee also endeavors to structure executive officers’ compensation based on the requirements of Code Section 280G.  Code Section 280G disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control.  In addition, Code Section 4999 imposes a 20 percent penalty on the individual receiving the excess payment.  Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation.  Excess parachute payments are parachute payments that exceed a threshold determined under Code Section 280G based on the executive’s prior compensation.  In approving the compensation arrangements for our executive officers, our Compensation Committee considers all elements of the cost to our Company of providing such compensation, including the potential impact of Code Section 280G.  However, our Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Code Section 280G and the imposition of excise taxes under Code Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

The Compensation Committee also regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. In particular, ASC Topic 718 (formerly known as FASB 123R), requires us to recognize an expense for the fair value of equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our awards with our overall executive compensation philosophy and objectives.

While the tax or accounting impact of any compensation arrangement is one factor to be considered in determining appropriate compensation, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.  The Compensation Committee may award compensation which is not fully deductible to our executive officers if it determines that such award is consistent with its philosophy and is in our and our shareholders’ best interests.

The shareholders of On Assignment approved the 2010 Incentive Award Plan at the 2010 Annual Meeting.  The 2010 Incentive Award Plan is designed to permit the Compensation Committee to grant awards that may qualify as performance-based for purposes of satisfying the conditions of Code Section 162(m), including stock options, other performance-vesting awards and cash incentive awards.  Other awards under the plan, including time-vesting restricted stock and restricted stock units may not qualify as performance-based awards.

Summary of Executive Compensation

Compensation paid to executive officers for 2010 consisted primarily of base salary, bonuses in connection with the annual incentive compensation program and long-term incentive compensation consisting of stock option grants and RSUs as described above.

Summary of Cash and Other Compensation

The following table sets forth the compensation earned by our named executive officers for services rendered in all capacities to On Assignment for the year ended December 31, 2010.

Fiscal Year 2010 Summary Compensation Table

Name and Principal Position(1)	Year	Salary (2)	Bonus	Stock Awards (3)	Option Awards (3)	Non-Equity Incentive Plan Comp		Change in Pension Value and Non-qualified Deferred Compensation Earnings		All Other Compensation (12)		Total
Peter Dameris President and Chief Executive Officer	2010	$635,250	$—	$1,378,112	$—	$517,999	(4)	$155,860	(7)	$—		$2,195,336
	2009	$635,250	$—	$3,154,507	$—	$366,621	(5)	$433,866	(8)	$—		$4,598,529
	2008	$601,563	$—	$1,584,474	$—	$762,300	(4)	$(493,236)	(9)	$12,034	(10)	$2,467,135
James Brill Senior Vice President and Chief Financial Officer	2010	$314,888	$—	$613,222	$—	$219,578	(4)	$—		$—		$1,156,408
	2009	$293,760	$—	$257,948	$—	$141,281	(5)	$—		$—		$696,878
	2008	$288,000	$—	$317,127	$—	$288,000	(4)	$—		$12,212	(11)	$905,339
Emmett McGrath President—Life Sciences & Allied Divisions	2010	$320,748	$—	$417,461	$—	$232,801	(4)	$—		$—		$977,730
	2009	$316,200	$—	$146,561	$—	$149,312	(5)	$—		$—		$620,245
	2008	$310,000	$126,300	$230,170	$34,901	$83,475	(4)	$—		$—		$784,846
Michael McGowan President, Oxford Global Resources, Inc.	2010	$370,211	$—	$523,934	$—	$330,851	(4)	$—		$—		$1,229,830
	2009	$345,000	$—	$146,561	$—	$143,304	(5)	$—		$—		$640,942
	2008	$345,000	$80,000	$46,468	$—	$365,000	(4)	$—		$—		$836,468
Mark Brouse President, VISTA Staffing Solutions, Inc.	2010	$271,440	$—	$370,028	$—	$55,335	(6)	$—		$—		$697,626
	2009	$271,440	$—	$114,024	$—	$161,409	(5)	$—		$—		$546,873
	2008	$261,000	$—	$140,184	$—	$195,750	(4)	$—		$—		$596,934

—————————————
(1)
Mr. Dameris became Chief Executive Officer effective as of September 28, 2004.  Mr. Brill joined On Assignment as its Senior Vice President and Chief Financial Officer effective January 1, 2007.  Mr. McGrath became an executive officer in 2004 and, in January 2008, assumed added responsibilities related to our Allied Healthcare Division. Mr. McGowan became an executive officer in January 2007, upon the closing of On Assignment’s acquisition of Oxford Global Resources, Inc. (“Oxford”).  Mr. Brouse became an executive officer in January 2007, upon the closing of On Assignment’s acquisition of VISTA Staffing Solutions, Inc. (“VISTA”).

(2)	Represents amount of salary earned by executive in 2010, 2009 or 2008 as indicated above.

(3)
Amounts shown in the table above reflect the aggregate grant date fair value of the awards, computed in accordance with ASC Topic 718.  Assumptions used in the calculation of these amounts with respect to stock-based awards are included in Note 10 to the consolidated financial statements for the year ended December 31, 2010 included in our Annual Report on Form 10-K and are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Critical Accounting Policies-Stock-Based Compensation” in the Form 10-K.

(4)	All non-equity incentive plan compensation amounts were earned based on performance in the year reported and payable, by their terms, in the subsequent year.

(5)
Mr. Dameris, Mr. Brill, Mr. McGrath, Mr. McGowan and Mr. Brouse waived their participation in their annual cash incentive compensation program for 2009 and did not receive any cash incentive compensation for 2009 performance.

(6)	Mr. Brouse waived his participation in his annual cash incentive compensation program for 2010 and did not receive any cash incentive compensation for 2010 performance.

(7)	Represents fiscal year 2010 gain on deferred compensation plan contributions.

(8)	Represents fiscal year 2009 gain on deferred compensation plan contributions.

(9)	Represents fiscal year 2008 loss on deferred compensation plan contributions.

(10)	Includes automobile allowance, life insurance, tax preparation expense reimbursement and personal travel expense reimbursement.

(11)	Includes automobile allowance, life insurance, other taxable insurance coverage and tax preparation expense reimbursement.

(12)
All other compensation, including auto allowance, health insurance, tax preparation and life insurance premium costs, if applicable, totaling less than $10,000 for any executive officer is not disclosed.

Grants of Plan Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2010.

Fiscal Year 2010 Grants of Plan Based Awards

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or		All Other Option Awards: Number of Securities Under- lying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Date	Threshold	Target		Maximum	Threshold	Target	Maximum	Units(2)		Options(3)	($/Sh)	Awards(4)
Peter Dameris		—	517,999		762,300
	3/17/10								67,568	(5)			511,489
	3/17/10								48,431	(5)			366,623

James Brill		—	219,578		323,136
	1/4/10								35,675	(5)			263,995
	3/17/10								46,133	(5)			349,227

Emmett McGrath		—	232,801		322,524
	1/4/10								20,270	(5)			149,998
	3/17/10								35,332	(5)			267,463

Michael McGowan		—	330,851		379,500
	1/4/10								35,675	(5)			263,995
	3/17/10								34,338	(5)			259,939

Mark Brouse		—	55,335	(6)	203,580
	1/4/10								15,770	(5)			116,698
	3/17/10								33,465	(5)			253,330

—————————————
(1)
Executive annual incentive compensation is determined by the Compensation Committee of the Board. See “Compensation Discussion and Analysis—Annual Incentive Compensation” for a general description of the criteria used in determining incentive compensation paid to our executive officers.

(2)
Restricted stock units granted under the 2010 Incentive Award Plan as a part of long-term incentive compensation as determined by the Compensation Committee of the Board. See “Compensation Discussion and Analysis—Annual Equity Incentive Compensation” for a general description of the criteria used by the Compensation Committee in approving grants of restricted stock units to our executive officers.

(3)
Stock options granted as a part of long-term incentive compensation as determined by the Compensation Committee of the Board.  See “Compensation Discussion and Analysis—Annual Equity Incentive Compensation” for a general description of the criteria used by the Compensation Committee in approving grants of stock options to our executive officers.

(4)
Amounts shown in the table above reflect the aggregate granted date fair value of the awards, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts with respect to stock–based grants are included in Note 10 to the consolidated financial statements for the year ended December 31, 2009 included in our Annual Report on Form 10-K and are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Critical Accounting Policies-Stock-Based Compensation” in the Form 10-K.

(5)	Represents number of restricted stock units granted.

(6)	Mr. Brouse waived his participation in his annual cash incentive compensation program for 2010 and did not receive any cash incentive compensation for 2010 performance.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

This section is a discussion of the awards disclosed in the “Summary Compensation” table and the “Grants of Plan-Based Awards” table to the extent not described in the Compensation Discussion & Analysis which preceded those tables.

Employment Agreements

We have entered into employment agreements with our named executive officers, as described in this section.  Under the terms of their employment agreements, all named executives must comply with certain confidentiality, non-solicitation and release requirements during and after their employment.  See “Payments Upon Termination or Change in Control” for a discussion of payments and benefits to which the executive officers are entitled pursuant to their employment agreements and Change of Control agreements upon their termination of employment and/or change in control.

Chief Executive Officer

On November 4, 2009, Mr. Dameris entered into an employment agreement with the Company that is effective from January 1, 2010 through January 31, 2013 (hereafter called the 2010 Employment Agreement), with automatic renewals for one year periods, and provides for annual salary, cash incentive compensation and equity incentive awards.  Under his 2010 Employment Agreement, Mr. Dameris is eligible to receive annual cash incentive compensation of up to 120% of his annual salary.  For 2010, the agreement provides that bonus is based 60% upon the Company’s attaining targets based upon the Company’s achievement of objectives based on revenue and EBITDA set by the Compensation Committee and an additional 60% upon the Company’s performance exceeding objectives based on revenue and EBITDA set by the Compensation Committee in consultation with Mr. Dameris.  Mr. Dameris and his family, as applicable, are entitled to participate in our incentive, savings, retirement and welfare plans to the extent applicable to other peer executives of the Company.  Mr. Dameris receives, pursuant to his employment agreement, a stipend of $450 per month for lease of an automobile and other related expenses.  He receives payment or reimbursement of up to $1,500 in actual, properly substantiated expenses incurred in connection with an annual physical examination and payment or reimbursement of up to $2,500 per calendar year in actual, properly substantiated expenses incurred for tax preparation and financial planning services.

Under the 2010 Employment Agreement, Mr. Dameris will be eligible to receive the following long-term incentive awards: (i) three annual $800,000 stock award grants (in each of 2010, 2011 and 2012) that vest and become payable (if applicable), subject to continued employment, on February 1 of the year following grant determined by reference to the Company’s adjusted EBITDA during the vesting period, except with respect to calendar years 2011 and 2012, the grant shall vest and become payable (if applicable), on January 1 of the year following grant; (ii) three annual $500,000 stock award grants (in each of 2010, 2011 and 2012) that vest and become payable (if applicable), subject to continued employment, as to 50% of the earned portion of the award on February 1 of each of the first two years following grant, with the earned portion determined by reference to the Company’s adjusted EBITDA during the thirteen months ending on the first February 1 following grant, except with respect to calendar years 2011 and 2012, the performance period shall be twelve months and the vesting date shall be January 1 of each of the first two calendar years immediately following the year of grant and (iii) three annual awards, each providing an opportunity to earn up to $1,500,000 during overlapping 37-month measurement periods beginning on January 1 of 2010, 2011 and 2012 (“Additional Grants”), payable at the end of each 37-month period in shares of Company stock based on attainment, during three distinct but overlapping 13-month performance periods running from each January 1- January 31 of each 37-month measurement period, of performance criteria to be determined.  The 2010 Employment Agreement was amended to provide that the performance period for the 2010 Additional Grant shall commence on January 1, 2010 and continue through December 31, 2012. These long-term incentive awards will vest in full and become payable upon a change of control of the Company and Mr. Dameris will be eligible for pro-rated vesting and payouts under these awards upon certain terminations of employment.

Other Named Executive Officers

Mr. Brill, Mr. McGowan, Mr. McGrath and Mr. Brouse entered into amended and restated versions of their employment agreements on December 11, 2008 and Mr. McGowan entered into an amended and restated version of his employment agreement, as amended, on December 30, 2008 all of which included certain changes designed to make the payments and benefits provided thereunder exempt from or compliant with the requirements of Code Section 409A.  Under the terms of their employment agreements, Mr. Brill, Mr. McGowan, Mr. McGrath and Mr. Brouse are entitled to a minimum annual base salary, subject to annual increases thereafter.  Mr. Brill, Mr. McGowan, McGrath and Mr. Brouse and their legal dependents are entitled to participate in our incentive, savings, retirement and welfare plans.  In addition, each of their employment agreements includes the following provisions:

James Brill.  Pursuant to his employment agreement, Mr. Brill serves as the Senior Vice President and Chief Financial Officer of On Assignment.  Mr. Brill’s employment agreement provides that he is eligible for an annual cash bonus which is determined by reference to attainment of objective performance criteria.  Mr. Brill receives an automobile allowance of $450 per month, payment or reimbursement of up to $1,500 in actual, properly substantiated expenses incurred in connection with an annual physical examination and payment or reimbursement of up to $2,500 per calendar year in actual, properly substantiated expenses incurred for tax preparation and financial planning services.

Michael McGowan. Pursuant to his employment agreement, Mr. McGowan serves as President of Oxford, a wholly owned subsidiary of On Assignment.  Mr. McGowan’s employment agreement provides that he is eligible for an annual cash bonus with a potential to earn 0-100% of his base salary based on achievement of targets (50% of bonus opportunity) and over-achievement of targets (50% of bonus opportunity, on a sliding scale).  Also pursuant to his employment agreement, Mr. McGowan receives a $500 monthly automobile allowance, payment or reimbursement of up to $1,500 in actual, properly substantiated expenses incurred in connection with an annual physical examination and payment or reimbursement of up to $2,500 per calendar year in actual, properly substantiated expenses incurred for tax preparation and financial planning services.

Emmett McGrath. Pursuant to his employment agreement, Mr. McGrath serves as President of the Life Sciences and Allied Healthcare lines of business.  Mr. McGrath’s employment agreement provides that he is eligible to earn a cash bonus in an amount up to 100% of his annual base salary with 50% of the bonus opportunity based on achievement of targets and an additional 50% based on over-achievement of financial targets and/or accomplishment of key operating objectives.  Additionally, pursuant to his employment agreement, Mr. McGrath receives a car allowance of $450 per month, which may be used in his discretion towards lease or financing payments, maintenance and/or other car-related expenses.

Mark Brouse.  Pursuant to his employment agreement, Mr. Brouse serves as President of Vista Staffing Solutions, Inc., a subsidiary of On Assignment.  Mr. Brouse’s employment agreement provides that he is eligible for an annual cash bonus which is determined by reference to the attainment of objective performance criteria.  Also, to the extent that Mr. Brouse accrues miles (or comparable reward credit) based on his use of the corporate credit card furnished by the Company for expenses incurred directly by Mr. Brouse for his own work-related travel, lodging and/or other individual business expenses, Mr. Brouse is permitted to apply any miles or reward credit so accrued to personal and/or business use in his sole discretion.  If Mr. Brouse charges to the corporate credit card expenses incurred on behalf of other employees or consultants of the Company (including without limitation, other employees’ or consultants’ travel and lodging) or items or services purchased on behalf of the Company, he may apply the resulting miles or reward credit to the purchase of travel, lodging and/or related upgrades associated with business-related travel only.  Notwithstanding the foregoing permitted uses, such miles or reward credit shall be and remain the sole property of the Company.  In addition, for each calendar year during his employment, Mr. Brouse may designate a tax-exempt charitable organization to which On Assignment will contribute up to $5,000 prior to the end of such year, as directed by Mr. Brouse, contingent upon his continued employment with On Assignment through the end of such year.   Additionally, Mr. Brouse will receive a pro-rata portion of his annual incentive compensation that would otherwise become payable in respect of the year in which the termination occurs, if and to the extent that, as of the termination date, On Assignment is on track to attain the performance objectives applicable to such annual incentive compensation.

Salary

As represented in the “Summary of Cash and Other Compensation” table and pursuant to each of their employment agreements, the Committee sets annual salaries for each executive officer.  Mr. Dameris’ salary was set at $635,250 for 2010.  This amount was set as of August 2008, representing a 10% increase from his prior-year salary, and Mr. Dameris did not receive a salary increase in 2009 or 2010.  The following salaries became effective on or about April 1, 2010: Mr. Brill’s annual base salary for 2010 was set at $323,136, a 10% increase from 2009.  Mr. McGowan’s base salary for 2010 was $379,500 and represents an increase of 10% from his prior year’s salary.  Mr. McGrath’s 2010 annual salary was set at $322,524, a 2% increase from 2009.  Mr. Brouse’s salary was $271,440, a 2% increase from 2009.

Cash Incentive Compensation

As previously discussed, each executive officer’s compensation includes a cash incentive compensation component.

President and Chief Executive Officer and Chief Financial Officer.  Mr. Dameris earned $517,999 out of a maximum possible $762,300 of his 2010 cash incentive bonus.  Mr. Dameris’ target cash incentive compensation remained at 120% of his base salary based on his employment agreement.  Mr. Brill earned $219,578 out of a maximum possible $323,136 of his 2010 cash incentive bonus.  Pursuant to his employment agreement and consistent with Mr. Brill’s previous cash incentive bonus opportunities, the Compensation Committee determined that Mr. Brill was eligible for an annual cash incentive award of up to 100% of his annual base salary for 2010 performance.  The targets are set by the Compensation Committee after consultation with Mr. Dameris and the amounts earned were determined as noted below.

Tier 1.  For 2010, Mr. Dameris was eligible to earn a cash incentive bonus equal to 60% of his annual base salary and Mr. Brill was eligible to earn an annual cash incentive bonus equal to 50% of his annual base salary upon the Company’s attainment of the following targets described here as Tier 1 Target(s):

% of Tier 1 Target	Performance Target	Actual Performance	Dameris Incentive Opportunity	Dameris Incentive Amount Earned	Brill Incentive Opportunity	Brill Incentive Amount Earned
40%	Company achieves $423,000,000 in consolidated revenue	$438,065,256	$ 152,460	$ 152,460	$ 64,628	$ 64,628
30%	Company achieves $23,703,000 in Adjusted EBITDA	$36,250,873	$ 114,345	$ 114,345	$ 48,470	$ 48,470
30%	Company achieves $139,000,000 in gross profit	$149,456,378	$ 114,345	$ 114,345	$ 48,470	$ 48,470

Tier 2.  Mr. Dameris was eligible to earn an additional cash incentive bonus of up to 60% of his annual base salary and Mr. Brill was eligible to earn an additional cash incentive bonus of up to 50% of his annual base salary upon the Company’s attainment of the following targets described here as Tier 2 Targets:

% of Tier 2 Target	Performance Target	Actual Performance	Dameris Incentive Opportunity	Dameris Incentive Amount Earned	Brill Incentive Opportunity	Brill Incentive Amount Earned
25%	Company achieves $445,776,000 in consolidated revenue	$438,065,256	$ 95,288	$ --	$ 40,392	$ --
25%	Company achieves between $445,776,000 and $456,666,000 in consolidated revenue	$438,065,256	$ 95,288	$ --	$ 40,392	$ --
25%	Company achieves between $140,756,000 and $148,164,000 in consolidated gross profit	$149,456,378	$ 95,287	$ 95,287	$ 40,392	$ 40,392
25%	Company achieves between $148,164,000 and $151,127,000 in consolidated gross profit	$149,456,378	$ 95,287	$ 41,562	$ 40,392	$ 17,618
	Tier 1 + Tier 2 Total		$ 762,300	$ 517,999	$ 323,136	$ 219,578

    President, Oxford Global Resources. Mr. McGowan earned $330,851 out of a maximum possible $379,500 of his 2010 cash incentive bonus.  Pursuant to his employment agreement, Mr. McGowan is eligible for an annual cash incentive award of up to 100% of his annual base salary based on achievement and over-achievement of performance metrics.  The amount of cash incentive bonus that Mr. McGowan earned for 2010 performance was determined as noted below.

Tier 1.  For 2010, Mr. McGowan was eligible to earn an annual incentive bonus up to 50% of his annual base salary contingent upon Oxford and/or the Company’s attainment of the following targets described here as Tier 1 Target(s):

% of Tier 1 Target	Performance Target	Actual Performance	Incentive Opportunity	Incentive Amount Earned
16%	Company achieves consolidated revenue of $423,000,000 in 2010	$ 438,065,256	$ 30,360	$ 30,360
12%	Company achieves consolidated Adjusted EBITDA of $32,703,000 in 2010	$ 36,250,873	$ 22,770	$ 22,770
12%	Company achieves consolidated gross profit of $139,000,000 in 2010	$ 149,456,378	$ 22,770	$ 22,770
24%	Oxford achieves revenue of $148,000,000 in 2010	$ 178,688,373	$ 45,540	$ 45,540
18%	Oxford achieves Adjusted EBITDA of $14,545,000 in 2010	$ 20,293,539	$ 34,155	$ 34,155
18%	Oxford achieves gross profit of $54,132,000 in 2010	$ 64,774,875	$ 34,155	$ 34,155

Tier 2.  Mr. McGowan was eligible to earn an annual incentive bonus up to 50% of his annual base salary contingent upon Oxford and/or the Company’s attainment of the following targets described here as Tier 2 Target(s):

% of Tier 2 Target	Performance Target	Actual Performance	Incentive Opportunity	Incentive Amount Earned
10%	Company achieves consolidated revenue of $445,776,000 in 2010	$ 438,065,256	$ 18,975	$ -
10%	0 to 100% of bonus opportunity on a sliding scale based on the Company achieving $445,776,000 to $456,666,000 in revenue	$ 438,065,256	$ 18,975	$ -
10%	0 to 100% of bonus opportunity on a sliding scale based on the Company achieving $140,756,000 to $148,164,000 in consolidated gross profit	$ 149,456,378	$ 18,975	$ 18,975
10%	0 to 100% of bonus opportunity on a sliding scale based on the Company achieving $148,164,000 to $151,127,000 in consolidated gross profit	$ 149,456,378	$ 18,975	$ 8,276
15%	Oxford achieves revenue of $154,871,000 in 2010	$ 178,688,373	$ 28,463	$ 28,463
15%	0 to 100% of bonus opportunity on a sliding scale based on the Company achieving $154,871,000 to $159,936,000 in revenue	$ 178,688,373	$ 28,463	$ 28,463
15%	0 to 100% of bonus opportunity on a sliding scale based on Oxford achieving $54,132,000 to $56,981,000 in gross profit	$ 64,774,875	$ 28,462	$ 28,462
15%	0 to 100% of bonus opportunity on a sliding scale based on Oxford achieving $56,981,000 to $58,121,000 of gross profit	$ 64,774,875	$ 28,462	$ 28,462
	Tier 1 + Tier 2 Total		$ 379,500	$ 330,851

    President, Life Sciences and Allied Healthcare. Mr. McGrath earned a total of $232,801 out of a maximum possible $322,524 of his 2010 cash incentive bonus.  Pursuant to his employment agreement, Mr. McGrath was eligible to earn an annual cash incentive award of up to 100% of his annual base salary based on achievement and over-achievement of performance metrics.  The amount of cash incentive bonus that Mr. McGrath earned for 2010 performance was determined as noted below.

Tier 1.  For 2010, Mr. McGrath was eligible to earn an annual incentive bonus up to 50% of his annual base salary contingent upon Life Sciences, Allied Healthcare and/or the Company attaining the following targets described here as Tier 1 Target(s):

% of Tier 1 Target	Performance Target	Actual Performance	Incentive Opportunity	Incentive Amount Earned
16%	Consolidated revenue of $423,000,000 in 2010	$ 438,065,256	$ 25,802	$ 25,802
12%	Consolidated Adjusted EBITDA of $32,703,000 in 2010	$ 36,250,873	$ 19,351	$ 19,351
12%	Consolidated gross profit of $139,000,000 in 2010	$ 149,456,378	$ 19,351	$ 19,351
18%	Life Sciences revenue of $96,803,000 in 2010	$ 109,495,304	$ 29,027	$ 29,027
13.5%	Life Sciences branch contribution of $17,895,000 in 2010	$ 20,065,022	$ 21,770	$ 21,770
13.5%	Life Sciences gross profit of $31,505,000 in 2010	$ 37,776,262	$ 21,770	$ 21,770
6%	Allied Healthcare revenue of $42,787,000 in 2010	$ 39,542,219	$ 9,677	$ -
4.5%	Allied Healthcare branch contribution of $3,855,000 in 2010	$ 2,751,299	$ 7,257	$ -
4.5%	Allied Healthcare gross profit of $14,161,000 in 2010	$ 12,933,524	$ 7,257	$ -

Tier 2.  For 2010, Mr. McGrath was eligible to earn an annual incentive bonus up to 50% of his annual base salary contingent upon Life Sciences, Allied Healthcare and/or the Company achieving the following targets described here as Tier 2 Target(s):

% of Tier 2 Target	Performance Target	Actual Performance	Incentive Opportunity	Incentive Amount Earned
10%	Company achieving consolidated revenue of $445,776,000 in 2010	$ 438,065,256	$ 16,126	$ -
10%	0 to 100% of bonus opportunity on a sliding scale based on the Company achieving $445,776,000 $456,666,000 in revenue	$ 438,065,256	$ 16,126	$ -
10%	0 to 100% of bonus opportunity on a sliding scale based on the Company achieving $140,756,000 to $148,164,000 in consolidated gross profit	$ 149,456,378	$ 16,126	$ 16,126
10%	0 to 100% of bonus opportunity on a sliding scale based on the Company achieving $148,164,000 to $151,127,000 in consolidated gross profit	$ 149,456,378	$ 16,126	$ 7,036
11.25%	Life Sciences revenue of $101,587,000 in 2010	$ 109,495,304	$ 18,142	$ 18,142
11.25%	0 to 100% of bonus opportunity on a sliding scale based on Life Sciences achieving $101,587,000 to $104,508,000 in revenue	$ 109,495,304	$ 18,142	$ 18,142
11.25%	0 to 100% of bonus opportunity on a sliding scale based on Life Sciences achieving 31,604,000 to $33,267,000 in gross profit	$ 37,776,262	$ 18,142	$ 18,142
11.25%	0 to 100% of bonus opportunity on a sliding scale based on Life Sciences achieving $33,267,000 to $33,932,000 in gross profit	$ 37,776,262	$ 18,142	$ 18,142
3.75%	Allied Healthcare achieving revenue of $44,754,000 in 2010	$ 39,542,219	$ 6,048	$ -
3.75%	0 to 100% of bonus opportunity on a sliding scale based on Allied Healthcare achieving $44,754,000 in $46,017,00 in consolidated revenue	$ 39,542,219	$ 6,048	$ -
3.75%	0 to 100% of bonus opportunity on a sliding scale based on Allied Healthcare achieving $14,660,000 to $14,953,000 in gross profit	$ 12,933,524	$ 6,047	$ -
3.75%	0 to 100% of bonus opportunity on a sliding scale based on Allied Healthcare achieving $14,161,000 to $14,660,000 in gross profit	$ 12,933,524	$ 6,047	$ -
	Tier 1 + Tier 2 Total		$ 322,524	$ 232,801

    President, VISTA Staffing Solutions.  Mr. Brouse earned a total of $55,335 out of a possible $203,580 for his 2010 cash incentive compensation.  Pursuant to his employment agreement and consistent with Mr. Brouse’s previous cash incentive bonus opportunities, the Compensation Committee determined that Mr. Brouse was eligible for an annual cash incentive award of up to 75% of his annual base salary for 2010 performance.  The amounts earned by Mr. Brouse were determined as noted below. However, Mr. Brouse waived his participation in the annual incentive compensation program and thereby waived cash incentive compensation to which he would otherwise have been entitled in 2010.  Accordingly, Mr. Brouse was not paid any cash incentive compensation for 2010 performance.

Tier 1.  For 2010, Mr. Brouse was eligible to earn an annual incentive bonus up to 37.5% of his annual base salary contingent upon VISTA Staffing Solutions and/or the Company attaining the following targets described here as Tier 1 Target(s):

% of Tier 1 Target	Performance Target	Actual Performance	Incentive Opportunity	Incentive Amount Earned
16%	Company achieving consolidated revenue of $423,000,000 in 2010	$ 438,065,256	$ 16,286	$ 16,286
12%	Company achieving consolidated Adjusted EBITDA of $32,703,000 in 2010	$ 36,250,873	$ 12,215	$ 12,215
12%	Company achieving consolidated gross profit of $139,000,000 in 2010	$ 149,456,378	$ 12,215	$ 12,215
24%	VISTA achieving revenue of $89,473,000 in 2010	$ 73,594,655	$ 24,430	$ -
18%	VISTA achieving Adjusted EBITDA of $10,379,000 in 2010	$ 7,409,619	$ 18,322	$ -
18%	VISTA achieving gross profit of $29,401,000 in 2010	$ 23,846,847	$ 18,322	$ -

Tier 2.  For 2010, Mr. Brouse was eligible to earn an annual incentive bonus up to 37.5% of his annual base  salary contingent upon VISTA Staffing Solutions and/or the Company attaining the following targets described here as Tier 2 Target(s):

% of Tier 2 Target	Performance Target	Actual Performance	Incentive Opportunity	Incentive Amount Earned
10%	Company achieving consolidated revenue of $445,776,000 in 2010	$ 438,065,256	$ 10,179	$ -
10%	0 to 100% of bonus opportunity on a sliding scale based on the Company achieving $$445,776,000 to $456,666,000 in revenue	$ 38,065,256	$ 10,179	$ -
10%	0 to 100% of bonus opportunity on a sliding scale based on the Company achieving $140,756,000 to $148,164,000 of consolidated gross profit	$ 149,456,378	$ 10,179	$ 10,179
10%	0 to 100% of bonus opportunity on a sliding scale based on the Company achieving $148,164,000 to $151,127,000 of consolidated gross profit	$ 149,456,378	$ 10,179	$ 4,440
15%	VISTA achieving revenue of $90,964,000 in 2010	$ 73,594,655	$ 15,268	$ -
15%	0 to 100% of bonus opportunity on a sliding scale based on the Company achieving $90,964,000 to $93,173,000 in consolidated revenue	$ 73,594,655	$ 15,268	$ -
15%	0 to 100% of bonus opportunity on a sliding scale based on VISTA achieving $29,726,000 to $31,291,000 of gross profit	$ 23,846,847	$ 15,269	$ -
15%	0 to 100% of bonus opportunity on a sliding scale based on VISTA achieving $31,291,000 to $31,917,000 in gross profit	$ 23,846,847	$ 15,269	$ -
	Tier 1 + Tier 2 Total		$ 203,580	$ 55,335

Long-Term Equity Incentive Compensation

President and Chief Executive Officer.  Mr. Dameris is entitled to three equity incentive compensation opportunities under his employment agreement.

■
In January 2010, pursuant to the 2010 Employment Agreement, Mr. Dameris was granted 108,108 RSUs with a fair market value of approximately $800,000 on the date of grant vesting and becoming payable on February 1, 2011 if Adjusted EBITDA for the thirteen-month period ending on February 1, 2011 is positive.  The Company attained positive Adjusted EBITDA for the performance period and Mr. Dameris vested in 108,108 RSUs.  In addition, under the 2010 Employment Agreement, Mr. Dameris received a grant of RSUs with a fair market value of approximately $800,000 on the first trading day of 2011, which will vest on January 1, 2012 based on the Company attaining positive adjusted EBITDA for the 12-month period ending January 1, 2012; and a grant of RSUs with a fair market value of approximately $800,000 on the first trading day of 2012, which will vest on January 1, 2013 based on the Company attaining positive adjusted EBITDA for the 12-month period ending January 1, 2013.

■
In January 2010, pursuant to his employment agreement, Mr. Dameris was granted 67,568 restricted stock units which are eligible to vest as to 50%-100% of the award based on attainment of an Adjusted EBITDA target over the 13 month period ending of February 1, 2011, with the earned portion of the award vesting and becoming payable in two equal components on February 1, 2011 and February 1, 2012, subject to continued employment.  The Compensation Committee set the Adjusted EBITDA target as follows: Mr. Dameris will earn 50% of this award based on the Company achieving $26,126,400 of Adjusted EBITDA and he will earn up to 50% of this award, on a sliding scale, based on the Company achieving Adjusted EBITDA greater than $26,126,400 to a maximum of $32,703,000.  The Company achieved $36,250,873 in Adjusted EBITDA in 2010 so Mr. Dameris earned all 67,568 restricted stock units.

■
In January 2010, pursuant to the 2010 Employment Agreement, Mr. Dameris was also granted a restricted stock unit award with a fair market value of approximately $500,000 on the date of grant.  Pursuant to the grant terms, Mr. Dameris is eligible to receive a linear pro ration of the grant based on percentage attainment of the target.  The Committee set the target as the Company attaining share price of $10.15 as determined by reference to the average closing share price over a consecutive 30 calendar-day period during the performance period of January 1, 2010 through December 31, 2012.  This grant will be paid, if earned, after the end of the performance period.  As of December 31, 2010, this target had not been attained.

Other Executive Officers.  The Company granted Mr. Brill, Mr. McGowan, Mr. McGrath and Mr. Brouse RSU awards which have a time-based vesting component and a performance-based vesting component.

Specifically, on January 4, 2010, Mr. Brill, Mr. McGowan, Mr. McGrath and Mr. Brouse received a grant of RSUs, sixty percent of which time vests in three equal, annual installments on January 4, 2011, January 4, 2012 and January 4, 2013.  The remaining 40% of the award is performance-based, vesting in three equal, annual installments, on the first three anniversaries of the grant date as set forth above subject to attainment of performance targets established by the Compensation Committee for that year (the “Performance Vesting Grant”).  The Compensation Committee established the following target for the 2010 Performance Vesting Grant for Mr. Brill, Mr. McGowan, Mr. McGrath and Mr. Brouse:

Fifty percent of the 2010 Performance Vesting Grant vests contingent upon the Company attaining Adjusted EBITDA of $27,797,550 in 2010.  An additional 50% of the grant vests incrementally to the extent that the Company achieves Adjusted EBITDA of $27,797,550 up to a maximum Adjusted EBITDA of $35,973,300 in 2010.

According to the terms of the grant, the portion of the 2010 Performance Vesting Grant which does not vest because the performance goal was not attained rolls forward to become part of the 2011 Performance Vesting Grant scheduled to vest in January 2012 contingent upon attainment of the applicable target for 2011.  Because the target for the 2010 Performance Vesting Grant was achieved, the 2010 Performance Vesting Grant was earned in full and no RSUs from the 2010 Performance Vesting Grant rolled forward to become part of the 2011 Performance Vesting Grant.  The specific RSU amounts granted and vested for each executive officer is set forth as follows:

Chief Financial Officer. Mr. Brill received a grant of 59,459 restricted stock units. Sixty percent of the award (or 35,675 restricted stock units) vests in three equal, annual installments of approximately 11,892 RSUs.  The portion of Mr. Brill’s Performance Vesting Grant eligible to vest based on 2010 performance totaled 7,928 restricted stock units.  The Company achieved $36,250,873 of Adjusted EBITDA in 2010 so Mr. Brill vested in 7,928 restricted stock units of his 2010 Performance Vesting Grant.

 President, Oxford Global Resources.  Mr. McGowan received a grant of 59,459 restricted stock units. Sixty percent of the award (or 35,675 restricted stock units) vests in three equal, annual installments of 11,892 RSUs.  The portion of Mr. McGowan’s Performance Vesting Grant eligible to vest based on 2010 performance totaled 7,928 RSUs.  The Company achieved $36,250,873 of Adjusted EBITDA in 2010 so Mr. McGowan vested in 7,928 restricted stock units of his 2010 Performance Vesting Grant.

President, Life Sciences and Allied Healthcare. Mr. McGrath received a grant of 33,783 restricted stock units. Sixty percent of the award (or 20,270 restricted stock units) vests in three equal, annual installments of approximately 6,757 RSUs.  The portion of Mr. McGrath’s Performance Vesting Grant eligible to vest based on 2010 performance totaled 4,505 RSUs.  The Company achieved $36,250,873 of adjusted EBITDA in 2010 so Mr. McGrath vested in 4,505 restricted stock units of his 2010 Performance Vesting Grant.

President, VISTA Staffing Solutions.  Mr. Brouse received a grant of 26,283 restricted stock units.  Sixty percent of the award (or 15,770 restricted stock units) vests in three equal, annual installments of approximately 5,257 RSUs.  The portion of Mr. Brouse’s Performance Vesting Grant eligible to vest based on 2010 performance totaled 3,505 RSUs.  The Company achieved $36,250,873 of Adjusted EBITDA in 2010 so Mr. Brouse vested in 3,505 restricted stock units of his 2010 Performance Vesting Grant.

Additional RSU Award

    On March 17, 2010, the Committee granted the following awards of RSUs to the executive officers: 48,431 RSUs to Mr. Dameris, 18,663 RSUs to Mr. Brill, 18,931 to Mr. McGowan, 19,724 RSUs to Mr. McGrath and 21,322 RSUs to Mr. Brouse.  These RSUs vest over a period of one year, with one-twelfth of the award vesting the first month after the grant date and the remaining award vesting in eleven equal, monthly installments contingent upon the executive officers’ continued employment with the company.

Summary of Outstanding Equity Awards

The following table sets forth outstanding equity award information with respect to each named executive officer as of December 31, 2010.

Fiscal Year 2010 Outstanding Equity Awards at Fiscal Year End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)		Equity Incentive Plans Awards: Number of Securities Underlying Unearned Unexercised Options	Option Exercise Price($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter Dameris	130,091	—			5.22	11/12/13
	275,000	—			5.11	3/23/14
	50,000	—			4.45	9/27/14
	100,000	—			6.68	8/29/15
	137,500	—			11.39	12/14/16
	51,700	—			11.75	6/1/17
							32,591	(3)	265,617	90,252	(6)	735,554
							2,176	(4)	17,734	108,108	(7)	881,080
							5,233	(4)	42,649	94,007	(8)	800,000
							12,108	(5)	96,680			800,000	(9)
										67,568	(10)	550,679
												500,000	(25)

James Brill	97,940	2,084	(11)		11.75	1/1/17
							1,250	(12)	10,188
							13,793	(4)	112,413
							31,040	(13)	252,976
							35,675	(14)	290,751
							4,666	(5)	38,028
							47,012	(15)	383,148

Emmett McGrath	74,209	—			4.97	8/30/14
	33,791	—			4.96	12/10/14
	10,937	4,063	(16)		6.38	1/2/18
							2,612	(4)	21,288
							7,836	(4)	63,836
							17,636	(17)	143,733
							20,270	(18)	165,201
							4,931	(5)	40,188
							26,711	(15)	217,695

Michael McGowan	112,500	7,500	(19)		12.90	1/31/17
							3,750	(20)	30,563
							2,400	(21)	19,560
							17,636	(17)	143,733
							35,675	(14)	290,751
							4,733	(5)	38,574
							22,886	(15)	186,521

Mark Brouse	28,750	1,250	(22)		13.31	6/1/17
							6,097	(4)	49,691
							13,721	(23)	111,826
							15,770	(24)	128,526
							5,331	(5)	43,448
							20,781	(15)	169,365

—————————————
(1)
Except as otherwise noted below, the initial grant of equity awards vest 25% on the anniversary date of the grant and the remaining 75% ratably monthly over the next 36 months. Subsequent grants generally vest ratably over the 48 months following the grant.

(2)	Represents the closing price of a share of the Company’s common stock on the NASDAQ Stock Market on the option grant date.

(3)	The remaining restricted stock units vest thereafter in equal, consecutive increments of 2,507 units per month as of the second day of each month from January 2, 2011 through January 2, 2012.

(4)	The remaining restricted stock units fully vested on January 2, 2011.

(5)	The remaining restricted stock units fully vested on March 17, 2011.

(6)	The remaining restricted stock units vest on December 31, 2011.

(7)	The remaining restricted stock units fully vested on February 1, 2011.

(8)	Shares awarded were determined by dividing $800,000 by the January 2, 2011 closing price of ASGN stock, $8.51. The remaining restricted stock units vest on February 1, 2012.

(9)	Shares awarded will be determined by dividing $800,000 by the January 2, 2012 closing price of ASGN stock. The remaining restricted stock units vest on February 1, 2013.

(10)	33,784 restricted stock units vested on February 1, 2011. The remaining 33,784 restricted stock units vest on February 1, 2012.

(11)	The remaining stock options fully vested on January 1, 2011.

(12)	The remaining restricted stock units fully vested on January 1, 2011.

(13)	15,520 restricted stock units vested on January 2, 2011 and the remaining 15,520 units vest on January 2, 2012.

(14)	11,892 restricted stock units vested on January 4, 2011, 11,892 units vest on January 4, 2012 and the remaining 11,891 units vest on January 4, 2013.

(15)	The remaining restricted stock units fully vested January 3, 2011.

(16)	The remaining stock options vest in approximately equal consecutive monthly increments of 313 options from January 2, 2011 through January 2, 2012.

(17)	8,818 restricted stock units vested on January 2, 2011 and the remaining 8,818 units vest on January 2, 2012.

(18)	6,757 restricted stock units vested on January 4, 2011, 6,757 units vest on January 4, 2012 and the remaining 6,756 units vest on January 4, 2013.

(19)	Remaining stock options vested on January 31, 2011.

(20)	The remaining restricted stock units fully vested on January 31, 2011.

(21)	The remaining restricted stock units fully vested on February 7, 2011.

(22)	The remaining stock options fully vested on February 20, 2011.

(23)	6,861 restricted stock units vested on January 2, 2011 and the remaining 6,860 units vest on January 2, 2012.

(24)	5,257 restricted stock units vested on January 4, 2011, 5,257 units vest on January 4, 2012 and the remaining 5,256 units vest on January 4, 2013.

(25)
Shares awarded will be determined by dividing up to $500,000 by the February 1, 2013 closing price of ASGN stock.  These shares will vest dependent upon achievement of market targets by February 1, 2013.

Summary of Option Exercises and Stock Vested

The table below sets forth information concerning the exercise of options and the vesting of restricted stock or restricted stock units during the 2010 fiscal year by our named executive officers.  No stock appreciation rights were issued or exercised during the 2010 fiscal year.

Fiscal Year 2010 Option Exercises and Stock Vested

	Options Awards		Stock Unit or Stock Award
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of shares Acquired on Vesting	Value Realized on Vesting
Peter Dameris	―	―	215,932	$1,521,088
James Brill	―	―	58,311	$385,020
Emmett McGrath	―	―	41,936	$276,157
Michael McGowan	―	―	40,417	$256,136
Mark Brouse	―	―	28,949	$188,701

Deferred Compensation

The Deferred Compensation Plans are “non-qualified” plans within the meaning of Code Section 401(a) and are  “unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Sections 201(2), 301(a)(3) and 401(a)(1).

On September 4, 2008, effective as of January 1, 2008, the Company amended the On Assignment Deferred Compensation Plan so that it applies to deferrals made before January 1, 2005 only (hereinafter referred to as the 1998 Deferred Compensation Plan) and, also effective January 1, 2008, adopted a new plan, called the On Assignment Deferred Compensation Plan – Effective January 1, 2008, applicable to deferrals made on or after January 1, 2005 (referred to herein as the 2008 Deferred Compensation Plan).

Upon initial enrollment, participants in the 2008 Deferred Compensation Plan choose one or more measurements funds, the market performance of which over the measurement period are used to determine the additional amounts to be credited to his or her account, and allocates, in increments of 1% or more, how much of the participant’s account balance to attribute to each selected measurement fund.  Participants can change funds or allocations at their discretion.   A participant’s account balance and annual deferral amount actually deferred during any calendar quarter are credited or debited on a daily basis based on the performance of each selected measurement fund, as though the participant’s account balance was actually invested in the measurement funds selected by the participant, in the percentages allocated by the participant.  Participants in the 2008 Deferred Compensation Plan may elect to commence distributions under the plan within 60 days following the participant’s termination of employment, in a lump sum or in annual installments of up to 15 years, except that if the participant’s account balance is less than the applicable dollar amount specified in Code Section 402(g)(1)(B), in effect for the year in which the distribution is to occur, payment shall be made in a lump sum.  Notwithstanding the foregoing, in compliance with certain requirements of Section 409A, plan distributions to “specified employees” will commence the first day after the end of the six month period immediately following the date on which the participant experiences a termination of employment.  Additionally, if the Company reasonably anticipates that the Company’s deduction with respect to any distribution from the 2008 Deferred Compensation Plan would be limited or eliminated by application of Section 162(m), then to the extent permitted by applicable treasury regulations, payment shall be delayed until the earliest date the Company reasonably anticipates that the deduction of the payment will not be limited or eliminated by application of Section 162(m).

The following table sets forth a summary of all nonqualified deferred compensation contributions and nonqualified deferred compensation received by each of the named executive officers for the year ending December 31, 2010 and the aggregate balance under such arrangements at the end of the year.

Fiscal Year 2010 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY	Aggregate Earnings in Last FY($)(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2010($)(1)
Peter Dameris	―	―	155,860	―	1,353,374
James Brill(2)	―	―	―	―	―
Emmett McGrath(2)	―	―	―	―	―
Michael McGowan(2)	―	―	―	―	―
Mark Brouse(2)	―	―	―	―	―
—————————————
(1)	Mr. Dameris’ $155,860 in aggregate gain during 2010 is included in the Fiscal Year 2010 Summary Compensation Table.

(2)	Does not participate in any nonqualified deferred compensation plan.

Payments Upon Termination or Change in Control

Described below are the arrangements the Company has entered into with each of our executive officers and the estimated payments and benefits that would be provided under such arrangements, assuming that the executive officer’s employment terminated under certain circumstances as of December 31, 2010 and, where applicable, using the closing price of our common stock on December 31, 2010 ($8.15 per share).  In each case, the executive officer’s right to receive severance benefits is subject to his execution of a valid and binding release agreement and contingent upon his continued adherence to certain confidentiality and nonsolicitation agreements.

Termination under Chief Executive Officer Employment Agreement

Under Mr. Dameris’ 2010 Employment Agreement upon a termination of Mr. Dameris’ employment by the Company “without cause” or by Mr. Dameris for “good reason” and Mr. Dameris experiences a separation from service (as defined in the employment agreement) as a result of that termination, Mr. Dameris will be entitled to (1) continuation of 150% of his annual base salary for a period of 18 months following such termination; (2) a cash amount equal to the aggregate premiums that the Company would have paid for basic life insurance, accidental death and dismemberment insurance and long- and short-term disability insurance, each as in effect on the date of termination; (3) during the 18 month period, subject to Mr. Dameris’ proper election to continue healthcare coverage under COBRA, payment of his COBRA premiums.  Under the 2010 Employment Agreement, “Cause” includes (1) conviction of felony, commission of material act or omission of dishonesty or fraud, misappropriation of material funds or assets, engagement in unlawful harassment or discrimination (2) uncured substantial and repeated neglect of duties (3) gross negligence or willful misconduct (4) uncured breach by Mr. Dameris of certain provisions of the employment agreement.   Termination for “Good Reason” means Mr. Dameris’ resignation from the company after the failure of the Company to pay an amount owing under the employment agreement in breach of the agreement, relocation and the Company’s failure to cure those facts or circumstances.  If Mr. Dameris’ employment terminates because of his death or disability, Mr. Dameris or his estate is entitled to disability income or life insurance payments from insurance policies (other than “key man” life insurance policy) and entitled to payment of an amount equal to 50% of Mr. Dameris’ base salary payable over six months in equal installments.

Under Mr. Dameris’ 2010 Employment Agreement, if Mr. Dameris’ employment with the Company terminates due to his death, disability (as defined therein), due to a termination by the Company without cause or by Executive for good reason (each a qualifying termination), Mr. Dameris’ long-term equity grants shall vest as follows:

■
Restricted stock awards which vest upon the Company attaining positive EBITDA will remain outstanding and be eligible to vest pro rata on February 1 of the year following grant, based on days employed during the thirteen month performance period, if Adjusted EBITDA is positive for the full thirteen-month period.  In the case of 2011 and 2012, the vest date shall be January 1 of the year following the grant and pro-rata vesting shall be based on days employed during the twelve-month performance period.

■
Restricted stock awards which vest upon attainment of adjusted EBITDA targets will remain outstanding and eligible to vest pro rata on February 1 of the year following grant, based on (i) days employed during the thirteen-month performance period and (ii) attainment of the applicable Adjusted EBITDA target for the full thirteen-month period.  If the performance period ends prior to the qualifying termination, the entire earned portion of the award will vest on the qualifying termination.  In the case of 2011 and 2012, the pro-rata vest date shall be January 1 of the year following the grant and the performance period shall be twelve months.

■
Upon qualifying termination, outstanding, unvested components of each Additional Grants will remain outstanding and eligible to vest pro rata on February 1 of the year following grant, based on (i) days employed during the thirteen-month performance period and (ii) attainment of the applicable performance goal for the full thirteen-month performance period.  Components of the Additional Grants that vest prior to any termination of employment will be paid on or shortly after the February 1 following the date of termination.  Under the 2010 Additional Grant, upon qualifying termination, the 2010 Additional Grant is paid on a pro-rata basis by reference to (i) the portion of the thirteen-month performance period worked and (ii) actual performance through February 1, 2011 (performance of the 2010 Additional Grant is  measured against the three-year performance period).  After February 1, 2011, there is no pro-rating or forfeiture of the 2010 Additional Grant regardless of the reason for termination as the grant is measured against the three-year performance goal and is paid based on actual performance through the date of termination.

In the event of a termination in connection with a change of control, the severance provisions of Mr. Dameris’ employment agreement will be superseded by his Executive Change of Control Agreement (described below).

Termination under Chief Financial Officer Employment Agreement

Under Mr. Brill’s December 11, 2008 employment agreement, if Mr. Brill’s employment terminates because of his death, disability or if the Company terminates his employment without cause, Mr. Brill is entitled to his accrued obligations (which include his base salary, accrued and unpaid vacation time, reimbursement for business expenses and vested benefits) and continuation of 100% of his base salary for a period of 12 months following such termination.  Under the employment agreement, “Cause” includes Mr. Brill’s material breach of the employment agreement, his willful or repeated failure or refusal substantially to perform his duties, his indictment for any felony or other crime involving moral turpitude, his commission of fraud, embezzlement or misappropriation relating to the Company or its funds, properties, corporate opportunities or other assets to the extent that the Company reasonably determines such act to be materially injurious to the Company, or Mr. Brill’s repeatedly acting in a manner or repeatedly making any statements which the Company reasonably determines to be detrimental or damaging to the reputation, operations, prospects or business relations of the Company.

Termination upon Change in Control for Chief Executive Officer & Chief Financial Officer

Mr. Dameris and Mr. Brill each entered into an Amended and Restated Executive Change of Control Agreement (each, an Executive Change In Control Agreement), as amended and restated on December 11, 2008 which governs if Mr. Dameris’ or Mr. Brill’s employment is involuntarily terminated following a change of control.  Pursuant to those agreements, Mr. Dameris and Mr. Brill will each be entitled to receive the following amounts for an involuntary termination of employment which occurs within six months and ten days after a change in control (as defined in the Executive Change in Control Agreements): (1) all then accrued compensation (earned and unpaid salary, reimbursement of expenses,  and accrued but unused vacation time) and a pro-rata portion (based on number of days worked) of his Target Bonus for the year in which the termination is effected; (2) 3.0 times Mr. Dameris’ then-current base salary plus target bonus for the year in which the termination is effected and 2.5 times Mr. Brill’s then-current base salary plus his Target Bonus for the year in which the termination is effected; (3) continuation of his then-current automobile allowance for a period of up to 18 months following the date of termination; (4) continuation of COBRA benefits for a period of up to 18 months following the date of termination; (5) a cash amount equal to the aggregate premiums that the Company would have paid for 18 months of basic life insurance, accidental death and dismemberment insurance and long- and short-term disability insurance coverage, each as in effect on the date of termination; (6) continued contributions to the Company’s retirement plans for 18 months following the date of termination; (7) reimbursement, up to $15,000, for outplacement services.  “Target Bonus” is defined in the Executive Change in Control Agreement as the bonus which would have been paid for the full achievement of the Company’s base business plan or budget and/or for the attainment of specific performance objectives and shall not mean the maximum bonus which Mr. Brill or Mr. Dameris might have been paid for overachievement base business plan or budget and/or for the attainment of specific performance objectives; for 2010, this is “Tier 1” of the “Cash Incentive Compensation” described above.

Following a change in control, if the employment of Mr. Dameris or Mr. Brill is terminated for cause (as defined in the Executive Change in Control Agreement) or Mr. Dameris or Mr. Brill resigns other than in connection with an involuntary termination or due to death or disability, the Executive Change in Control Agreement will terminate.

Also pursuant to the Executive Change of Control Agreement, immediately prior to a change of control and regardless of whether Mr. Dameris or Mr. Brill is terminated upon or following the change in control transaction, all stock options and other unvested equity awards then held by Mr. Dameris or Mr. Brill will become fully vested and exercisable.  Mr. Dameris’ 2010 Employment Agreement similarly provides that equity awards granted thereunder shall vest fully as if all applicable performance targets were fully attained and all service requirements were satisfied.  Payments under Mr. Dameris’ and Mr. Brill’s Executive Change of Control Agreement are subject to additional “Gross-Up” payments to cover any excise tax that may be imposed.

The estimated payments or benefits which would have been paid to Mr. Dameris and Mr. Brill in the event of his termination on December 31, 2010 under the specified circumstances are as follows:

	Termination for Good Reason ($)	Termination Without Cause ($)	Involuntary Termination after CIC ($)	Death Or Disability ($)

Peter Dameris
Incremental Amounts Payable Upon Termination Event
Total Cash Severance (Salary and Bonus)	1,429,312	1,429,312	3,430,350	317,625
Total Equity Severance
Gain on Accelerated Stock Options	—	—	—	—
Value of Accelerated Restricted Stock/RSUs	2,153,421	2,153,421	2,153,421	2,153,421
Total Insurance Benefits	29,729	29,729	29,729	—
Total Company Retirement Plan Contributions	—	—	—	—
Total Accrued Vacation	16,553	16,553	16,553	16,553
Total Automobile Allowance	—	—	5,919	—
Total Value of Outplacement Services	—	—	15,000	—
Total Gross Ups	—	—	1,003,144	—

Total Severance, Benefits & Accelerated Equity	3,629,015	3,629,015	6,654,116	2,487,599

James Brill
Incremental Amounts Payable Upon Termination Event
Total Cash Severance (Salary and Bonus)	314,888	314,888	1,352,705	314,888
Total Equity Severance
Gain on Accelerated Stock Options	—	—	—	—
Value of Accelerated Restricted Stock/RSUs	—	—	1,087,503	—
Total Insurance Benefits	—	—	30,810	—
Total Company Retirement Plan Contributions	—	—	—	—
Total Accrued Vacation	22,557	22,557	22,557	22,557
Total Automobile Allowance	—	—	5,919	—
Total Value of Outplacement Services	—	—	15,000	—
Total Gross Ups	—	—	439,921	—

Total Severance, Benefits & Accelerated Equity	337,445	337,445	2,954,415	337,445

McGowan, McGrath and Brouse – Termination Under Employment Agreements

■
Michael McGowan. If the Company terminates Mr. McGowan’s employment without “Cause,” or Mr. McGowan terminates his employment as a result of the Company imposing a change in key terms, (i.e. a change in his reporting relationship or requiring him to relocate to a principal work location that is more than 50 miles from Beverly, Massachusetts), if Mr. McGowan’s employment terminates because of his death or disability Mr. McGowan is entitled to (1) salary continuation for a period of 12 months, at the rate in effect as of the date his employment is terminated; (2) subject to his proper election to continue healthcare coverage under COBRA, for a period of 12 months from the date of termination, payment of the difference between his COBRA premiums and the cost of such coverage immediately prior to such termination; and (3) accrued obligations (earned and unpaid salary, accrued and unpaid vacation time and reimbursement of expenses).  Under his Employment Agreement, “Cause” includes willful breach of duty, unauthorized use or disclosure of confidential information or trade secrets of the Company, breach of an applicable non-competition or non-solicitation agreement, conviction of a felony under the laws of the United States or any state thereof, or gross negligence)

■
Emmett McGrath.  If the Company terminates Mr. McGrath’s employment without “Cause” (“Cause” includes gross negligence, willful misconduct, fraud and uncured breach by Mr. McGrath of certain provisions of the employment contract), Mr. McGrath is entitled to (1) continuation of his base salary for a period of 12 months following such termination; (2) a cash amount equal to the aggregate premiums that the Company would have paid for basic life insurance, accidental death and dismemberment insurance and long- and short-term disability insurance, each as in effect on the date of termination (as defined in his employment agreement), had he remained employed by the Company for a period of 12 months following such termination; (3) during that 12 month period, subject to Mr. McGrath’s proper election to continue healthcare coverage under COBRA, payment of his COBRA premiums for a period of 12 months following termination; (4) a lump-sum payment representing the value of any accrued but unused vacation.  If Mr. McGrath’s employment terminates because of his death or disability, pursuant to his employment agreement, he or his estate is entitled to any disability income or life insurance payments from any insurance policies (other than any “key man” life insurance policy) maintained by the Company.  In addition, in the event of such a termination, for a period of six months following the date of termination, Mr. McGrath or his estate shall be entitled to payment of an amount equal to 50% of his annual salary, payable over six months in approximately equal installments on regular salary payment dates.

■
Mark Brouse. If the Company terminates Mr. Brouse’s employment without “Cause” or Mr. Brouse is “constructively terminated”, or if Mr. Brouse’s employment terminates because of his death or disability, Mr. Brouse will receive (1) salary continuation for a period of 12 months, at the rate in effect as of the date his employment is terminated; (2) subject to his proper election to continue healthcare coverage under COBRA, for a period of 12 months from the date of termination, payment of the difference between his COBRA premiums and the cost of such coverage immediately prior to such termination; (3) a lump-sum payment representing the value of any accrued but unused vacation, earned and unpaid salary and reimbursement of expenses; and (4) a prorated portion of the annual bonus that would otherwise become payable to Mr. Brouse in respect of the year in which the termination occurs, if and to the extent that, as of the date of termination, the Company is on track to attain the performance objectives applicable to such annual bonus, as determined in the reasonable discretion of the Compensation Committee.  “Cause” includes Mr. Brouse’s material breach of the employment agreement, his willful or repeated failure substantially to perform his material duties, his commission of any felony or other crime involving moral turpitude, his commission of fraud, embezzlement or misappropriation relating to the Company or its funds, properties, corporate opportunities or other assets to the extent that the Company reasonably determines such act to be materially injurious to the Company, or his repeatedly acting in a manner or repeatedly making any statements which the Company reasonably determines to be detrimental or damaging to the reputation, operations, prospects or business relations of the Company.  “Constructive Termination” means the material reduction in Mr. Brouse’s duties or responsibilities, a material reduction of the base salary, the assignment of duties or responsibilities that are materially inconsistent with his position as the President of VISTA, action by the Company that requires, or would require, Mr. Brouse to take any action that is illegal or unethical, or the Company’s relocation of Mr. Brouse’s principal place of work to a location outside of Salt Lake County, Utah.

McGowan, McGrath and Brouse – Termination Pursuant to Change in Control

If the employment of Mr. McGowan, Mr. McGrath or Mr. Brouse is involuntarily terminated following a change of control, benefits will be determined in accordance with the On Assignment Change in Control Severance Plan, as amended and restated on December 11, 2008.  Pursuant to that Change in Control Plan, upon involuntary termination within 18 months of a change in control transaction, Mr. McGowan, Mr. McGrath and Mr. Brouse are entitled to receive (1) 200% of his annual salary and target bonus in effect at the time of the involuntary termination; and (2) a lump-sum payment equaling an after tax calculation of the cost of 18 months of COBRA premiums for the medical, dental and/or vision coverage he received at the time of the termination.  Payments under the Severance Plan are subject to additional “Gross-Up” payments to cover any excise tax that may be imposed.  Under the On Assignment Change in Control Severance Plan, “Target Bonus” means the bonus which would be paid for achievement of performance objectives pertaining to the Company or its specific business units and does not mean the maximum bonus to which the executive officers might be paid for overachievement or any purely discretionary bonus; for 2010, this is “Tier 1” of the “Cash Incentive Compensation” described above.

The estimated payments or benefits which would have been paid to Mr. McGowan, Mr. McGrath and Mr. Brouse in the event of his termination on December 31, 2010 under the specified circumstances are as follows:

	Termination for Good Reason ($)	Termination Without Cause ($)	Involuntary Termination after CIC ($)	Death Or Disability ($)

Michael McGowan
Incremental Amounts Payable Upon Termination Event
Total Cash Severance (Salary and Bonus)	370,211	370,211	1,119,922	370,211
Total Equity Severance
Gain on Accelerated Stock Options	—	—	—	—
Value of Accelerated Restricted Stock/RSUs	—	—	—	—
Total Insurance Benefits	—	19,837	29,756	19,837
Total Company Retirement Plan Contributions	—	—	—	—
Total Accrued Vacation	24,083	24,083	24,083	24,083
Total Automobile Allowance	—	—	—	—
Total Value of Outplacement Services	—	—	—	—
Total Gross Ups	—	—	160,904	—

Total Severance, Benefits & Accelerated Equity	394,294	414,131	1,334,665	414,131

Emmett McGrath
Incremental Amounts Payable Upon Termination Event
Total Cash Severance (Salary and Bonus)	—	320,748	915,639	160,374
Total Equity Severance
Gain on Accelerated Stock Options	—	—	—	—
Value of Accelerated Restricted Stock/RSUs	—	—	—	—
Total Insurance Benefits	—	18,024	27,036	—
Total Company Retirement Plan Contributions	—	—	—	—
Total Accrued Vacation	357	357	357	357
Total Automobile Allowance	—	—	—	—
Total Value of Outplacement Services	—	—	—	—
Total Gross Ups	—	—	—	—

Total Severance, Benefits & Accelerated Equity	357	339,129	943,032	160,731

Mark Brouse
Incremental Amounts Payable Upon Termination Event
Total Cash Severance (Salary and Bonus)	—	352,872	624,312	326,775
Total Equity Severance
Gain on Accelerated Stock Options	—	—	—	—
Value of Accelerated Restricted Stock/RSUs	—	—	—	—
Total Insurance Benefits	—	12,730	19,094	12,730
Total Company Retirement Plan Contributions	—	—	—	—
Total Accrued Vacation	1,801	1,801	1,801	1,801
Total Automobile Allowance	—	—	—	—
Total Value of Outplacement Services	—	—	—	—
Total Gross Ups	—	—	—	—

Total Severance, Benefits & Accelerated Equity	1,801	367,403	645,207	341,306

Equity Compensation Plan Information

The table below sets forth the following information as of December 31, 2010 for (i) all compensation plans previously approved by shareholders; and (ii) all compensation plans not previously approved by shareholders:

(1)	the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

(2)	the weighted-average exercise price of such outstanding options, warrants and rights; and

(3)	other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	2,026,579	7.88	2,299,078
Equity compensation plans not approved by shareholders	220,024	12.38	―
Total	2,246,603	8.32	2,299,078

Compensation Committee Report

To the extent that this Proxy Statement is incorporated by reference into any other filing by On Assignment under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, this section entitled “Compensation Committee Report” will not be deemed incorporated, unless specifically provided otherwise in such filing.

The Compensation Committee has reviewed and discussed the section of the Proxy Statement entitled, “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement and be incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2010.

Jonathan S. Holman, Chairman
William E. Brock
Jeremy M. Jones

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our shareholders with the opportunity to cast an advisory vote on executive compensation disclosed in this Proxy Statement and as required by Item 402 of Regulation S-K.  Shareholders are being asked to vote on the following advisory resolution:

RESOLVED, that the compensation paid to On Assignment, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

We believe that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program. The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, team of executives who will provide leadership for the Company’s success.  We attempt to accomplish this goal in a way that aligns with the long-term interests of our shareholders.  We are committed to responsible compensation practices and structures and strive to balance the need to compensate its employees fairly and competitively based on their performance, while assuring that their compensation reflects principles of sound business practice and performance metrics that reward long-term success.  This advisory vote is referred to as “say-on-pay.”

The Compensation Discussion and Analysis of this Proxy Statement summarizes our executive compensation program and the Compensation Committee’s decisions in 2010.  Highlights of the executive compensation program include:
■	Mr. Dameris has not received a pay increase since 2008.
■	The executive officers own approximately 1,169,000 shares of the Company’s common stock, which aligns their interests with the shareholders’ interests.
■	Cash compensation constitutes only a portion of the compensation of the executive officers.
■
The executive officers generally receive equity awards in the form of restricted stock units, a portion of which is tied to performance and vest over a period of time, which aligns with the long-term interests of the shareholders.

■	The compensation program for the executive officers is instrumental in helping the Company achieve its strong financial performance.
■
In 2010, the Company’s revenues grew to $438,065,000 representing an increase of $21,452,000 or 5.1% over the prior year.  In 2010, the Company’s Adjusted EBITDA grew to $34,953,000 representing an increase of $2,879,000 or 9.0% over the prior year.

■
If it is determined that 2010 performance was based on materially inaccurate performance criteria or if an executive materially violates risk limits, the executive officers’ incentive compensation for 2010 is subject to a claw back from the Company (i.e. executive officers’ forfeiture of the incentive compensation).

Shareholders are urged to read the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement because these sections discuss, in detail, our compensation philosophy and practices.

The advisory vote set forth in this Proposal Two is not binding upon the Company.  However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders.  The Compensation Committee will consider the outcome of this vote when making future compensation decisions for our executive officers.

Vote Required

Approval of Proposal Two requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Approval of Proposal Two

The Board recommends a vote FOR Proposal Two.

PROPOSAL THREE – ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

We are providing our shareholders with the opportunity to cast an advisory vote on whether future say-on-pay votes should occur every year, every two years or every three years pursuant to Rule 14a-21(b) of the Securities Exchange Act.  This vote (also known as “say-on-pay”) will occur at the annual shareholder meeting or during special shareholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting.  Under this advisory vote, shareholders may chose to have the say-on-pay vote every year, every two years, every three years or may abstain from voting.  The Compensation Committee values the opinions expressed by shareholders and will consider the outcome of these votes when administering the Company’s executive compensation program.

The Board believes that a say-on-pay vote every year allows shareholders to express their views on the Company’s executive compensation program annually in light of the fact that executive compensation disclosures are made annually.  Such an annual advisory vote is consistent with our corporate governance and compensation philosophy and practice of open communication with our shareholders.

The advisory vote set forth in this Proposal Three is not binding upon the Company and the Board may decide that it is in our and our shareholders’ best interests to hold the say-on-pay vote more or less frequently than the option approved by our shareholders.  However, the Compensation Committee values the opinions expressed by shareholders and therefore will consider the outcome of this vote when determining the frequency of say-on-pay votes.

Vote Required

Approval of Proposal Three requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.  If none of the frequency alternatives (one year, two years or three years) receives a majority vote, we will consider the frequency that receives the highest number of votes by shareholders to be the frequency that has been selected by our shareholders.

Approval of Proposal Three

The Board recommends that shareholders vote on Proposal Three to hold say-on-pay votes EVERY YEAR (as opposed to every two years or every three years).

PROPOSAL FOUR—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board has appointed the firm of Deloitte & Touche LLP as independent accountants to audit On Assignment’s consolidated financial statements for the fiscal year ending December 31, 2011, and is asking shareholders to ratify this appointment at the Annual Meeting.

Deloitte & Touche LLP has audited our consolidated financial statements annually since 1986.  A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.  Information regarding fees billed by Deloitte & Touche LLP for the years ended December 31, 2010 and 2009 is set forth herein.

Our Bylaws do not require that shareholders ratify the appointment of our independent accountants.  We are seeking ratification because we believe it is a matter of good corporate governance practice.  In the event that shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may ultimately determine to retain Deloitte & Touche LLP as our independent accountants.  Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of On Assignment and its shareholders.

Principal Accountant Fees and Services

The following table sets forth fees for professional services provided by Deloitte & Touche LLP for the audit of On Assignment’s financial statements for fiscal years 2010 and 2009 and fees billed for tax and all other services rendered by Deloitte & Touche LLP for fiscal years 2010 and 2009:

	2009	2010
Audit Fees(1)	$1,219,584	$1,085,356
Tax Fees(2)	$23,713	$16,571
All other fees(3)	$60,651	$136,892

—————————————
(1)
Represents aggregate fees for professional services provided in connection with the audit of our annual financial statements, review of our quarterly financial statements, audit services provided in connection with other statutory or regulatory filings and the audit of internal controls pursuant to section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Represents fees for services provided in connection with On Assignment’s tax services concerning foreign income tax compliance for Canada and Europe.

(3)
Represents fees for services provided to On Assignment not otherwise included in the categories seen above including, but not limited to, due diligence for acquisitions.  None of these fees were for services related to the design or implementation of financial information systems.

Vote required

The ratification of the appointment of Deloitte & Touche requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Approval of Proposal Four

Our Board unanimously recommends that our shareholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Unless a contrary choice is specified, shares represented by proxies will be voted FOR ratification of the appointment.

Report of the Audit Committee

To the extent that this Proxy Statement is incorporated by reference into any other filing by On Assignment under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, this section entitled “Report of the Audit Committee” will not be deemed incorporated, unless specifically provided otherwise in such filing.

The Audit Committee of the Board consists of Mr. Holman, Mr. Jones and Mr. Pierce, who serves as Chairman.  The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent accountants, nor can the Audit Committee certify that the independent accountants are “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent accountants on the basis of the information it receives, discussions with management and the independent accountants and the experience of the Audit Committee’s members in business, financial and accounting matters.

Pre-approval of Audit and Non-Audit Services

All audit-related services, tax services and other services performed by our independent accountants were pre-approved by the Audit Committee, which concluded that the provision of these services by Deloitte & Touche LLP was compatible with the maintenance of Deloitte’s independence in the conduct of its auditing functions. The Audit Committee Charter, which was amended and adopted on February 12, 2004 and further amended on March 19, 2009 and March 9, 2011, provides for pre-approval of policies and procedures with respect to the approval of audit or non-audit services consistent with applicable laws, rules and regulations and the requirements of the NASDAQ Stock Market. Pursuant to such policies and procedures, the Audit Committee may delegate to a member the authority to pre-approve certain auditing services and non-audit services.

Filing of Audited Financial Statements with Annual Report for 2010

The Audit Committee read and discussed On Assignment’s audited consolidated financial statements for the year ended December 31, 2010, with management. The Audit Committee also discussed with Deloitte & Touche LLP, On Assignment’s independent accountants, the accountant’s responsibilities, any significant issues arising during the audit and other matters required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee received the written disclosures and letter from On Assignment’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with On Assignment’s accountants its independence.  Based on its reading of such documents and the discussions noted above, the Audit Committee recommended to the Board that On Assignment’s consolidated financial statements for the year ended December 31, 2010 be included in its Annual Report on Form 10-K for that fiscal year for filing with the Securities and Exchange Commission.

Respectfully submitted,

Edward L. Pierce, Chairman
Jonathan S. Holman
Jeremy M. Jones

Certain Relationships and Related Transactions

The Audit Committee is responsible for review, approval or ratification of specific transactions involving the Company in which a “related person” has a direct or indirect material interest.  Under SEC rules, “related persons” include directors, officers, nominees for director, 5% shareholders and their immediate family members.  Information about our directors and executive officers and persons related to them is collected and updated through annual Directors and Officers Questionnaires.  Directors and executive officers provide the names of the entities with which they, and their immediate family members, are affiliated, including board memberships, executive officer positions and charitable organizations.  As needed, the Company’s legal department prepares requests for pre-approval or ratification of transactions or relationships involving related persons or parties with which the Company expects to do business.  The Audit Committee reviews these requests and, if appropriate, pre-approves or ratifies each transaction or relationship and/or an annual spending limit for same.  There were no related party transactions or relationships in fiscal year 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires each of our directors and officers and each beneficial owner of more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission reports of beneficial ownership and subsequent reports regarding changes in such ownership.

Based on our records and other information, we believe that each person who was subject to Section 16(a) during fiscal year 2010 filed on a timely basis all such reports required for the year, except for the following: Mr. Holman’s grant of restricted stock units on August 6, 2010 was late in being reported and was reported on August 11, 2010.  Mr. Dameris’ vesting of a performance grant on December 31, 2010 was late in being reported and was reported on January 1, 2011.

Other Matters

As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.

Annual Report to Shareholders and Form 10-K

A copy of On Assignment’s Annual Report to Shareholders for the year ended December 31, 2010, has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

On Assignment filed its Annual Report for the year ended December 31, 2010 on Form 10-K with the Securities and Exchange Commission on March 16, 2011. A copy of this report on Form 10-K is included in On Assignment’s Annual Report to Shareholders which has been mailed with this Proxy Statement. Shareholders may obtain an additional copy of this report, without charge, by writing to the Investor Relations Department at On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301.

Proposals by Shareholders

Proposals that shareholders intend to present at the 2012 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act, must be received at On Assignment’s principal executive offices in Calabasas, California no later than December 15, 2011, for inclusion in the proxy material for that meeting. Pursuant to On Assignment’s Bylaws, proposals submitted other than pursuant to Rule 14a-8, including nominations to the Board, must be received by the Secretary not less than thirty days nor more than sixty days prior to the date of the meeting. Shareholder notices should be delivered to the Secretary at On Assignment, Inc., 26745 Malibu Hills Road, Calabasas, California 91301.

Miscellaneous

The cost of soliciting proxies on behalf of the Board will be borne by On Assignment. The solicitation will be primarily by mail. In addition to the use of mail, some of the officers, directors, and employees of On Assignment and its subsidiaries may solicit proxies by telephone, electronic mail or personal interview without additional remuneration for such activity. On Assignment intends to reimburse banks, brokerage houses, and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

Shareholders are urged to sign and date the enclosed proxy card and return it today in the enclosed envelope.

By Order of the Board,

Tarini Ramaprakash
Secretary

April 27, 2011
Calabasas, California

DETACH PROXY CARD HERE

PROXY – ON ASSIGNMENT, INC.

26745 Malibu Hills Road, Calabasas, California 91301

This Proxy is Solicited on Behalf of the Board of Directors

Annual Meeting of Shareholders to be held on Thursday, June 2, 2011

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders, the Proxy Statement and the Annual Report to Shareholders of On Assignment Inc. (the “Company”), and appoints Peter T. Dameris and James L. Brill and each of them, as proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company held of record by the undersigned on April 14, 2011, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 2, 2011, at 10:00 a.m., Pacific Daylight Time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. This proxy may be revoked at any time before it is voted by delivering to the Company’s Secretary either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED “FOR” PROPOSALS ONE, TWO , THREE AND FOUR UNLESS CONTRARY DIRECTIONS ARE GIVEN, AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued, and to be marked, dated and signed, on the other side)

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE

(continued from other side)

  A.  Proposals -The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 4 and a vote for “ONE YEAR frequency for Proposal 3.

1.	To elect the Board’s nominees, Jonathan S. Holman and Peter T. Dameris, to serve as directors until the 2014 Annual Meeting of Stockholders or until his successor is elected and qualified:
01. Mr. Jonathan S. Holman

☐ FOR ☐ WITHHOLD AUTHORITY TO VOTE
02. Mr. Peter T. Dameris
☐ FOR ☐ WITHHOLD AUTHORITY TO VOTE
2.	Non-binding advisory vote to approve compensation of our named executive officers.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Non-binding advisory vote on the frequency of advisory executive compensation votes.

☐ 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN

4.	To ratify the appointment of Deloitte & Touche LLP to serve as independent accountants for the fiscal year ending December 31, 2011.

☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	Such other business as may properly come before the Annual Meeting or any adjournments thereof.

If you wish to vote in accordance with the recommendation of the Board, all you need to do is sign and return this proxy card. The proxy holder(s) cannot vote your shares unless you sign and return the proxy card.

Please sign exactly as your name(s) is (are) shown on the stock certificate to which the proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership’s name by an authorized person.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Date: , 2011

Signature

Signature if held jointly